                                CREDIT AGREEMENT



                                      AMONG



                                    AXT, INC.



                                       AND



                            THE LENDERS NAMED HEREIN



                                       AND



                         U.S. BANK NATIONAL ASSOCIATION
                                    AS AGENT











                                 AUGUST 28, 2000

                                TABLE OF CONTENTS

                                                                                      Page
                                                                                      ----
Article I        Definitions............................................................2
                  SECTION 1.1       Defined Terms.......................................2
                  SECTION 1.2       Interpretation.....................................16
                  SECTION 1.3       Headings...........................................16

Article II       The Credits...........................................................16
                  SECTION 2.1       Line Of Credit.....................................16
                  SECTION 2.2       Term Loans.........................................19
                  SECTION 2.3       The Letter Of Credit Facility......................21
                  SECTION 2.4       Notice Of Borrowing................................22
                  SECTION 2.5       Interest/Fees......................................23
                  SECTION 2.6       Conversion Of Interest Options.....................25
                  SECTION 2.7       Other Payment Terms................................26
                  SECTION 2.8       Prepayment.........................................27
                  SECTION 2.9       Funding............................................28
                  SECTION 2.10      Pro Rata Treatment.................................29
                  SECTION 2.11      Change Of Circumstances............................29
                  SECTION 2.12      Taxes On Payments..................................31
                  SECTION 2.13      Funding Loss Indemnification.......................32
                  SECTION 2.14      Authorized Representatives.........................33
                  SECTION 2.15      Collateral.........................................33
                  SECTION 2.16      Guaranties.........................................34

Article III      Payments With Respect To The Bonds  And The Letter Of Credit..........34
                  SECTION 3.1       Annual Redemption Of Bonds.........................34
                  SECTION 3.2       Reimbursement Deposit Account......................35
                  SECTION 3.3       Other Optional Redemptions Of Bonds................35

Article IV       Representations And Warranties........................................35
                  SECTION 4.1       Legal Status.......................................36
                  SECTION 4.2       Authorization And Validity.........................36

                                                                                      Page
                                                                                      ----
                  SECTION 4.3       No Violation.......................................36
                  SECTION 4.4       No Additional Approvals............................36
                  SECTION 4.5       Litigation.........................................36
                  SECTION 4.6       Correctness Of Financial Statement.................37
                  SECTION 4.7       Income Tax Returns.................................37
                  SECTION 4.8       No Subordination...................................37
                  SECTION 4.9       Permits, Franchises................................37
                  SECTION 4.10      ERISA..............................................37
                  SECTION 4.11      Other Obligations..................................38
                  SECTION 4.12      Government Regulations.............................38
                  SECTION 4.13      Securities Activities..............................38
                  SECTION 4.14      Environmental Matters..............................38
                  SECTION 4.15      Real Property Collateral...........................38
                  SECTION 4.16      Subsidiaries.......................................39
                  SECTION 4.17      Truth, Accuracy Of Information.....................39

Article V        Conditions............................................................39
                  SECTION 5.1       Conditions Of Initial Extension Of Credit..........39
                  SECTION 5.2       Conditions Of Each Extension Of Credit.............43

Article VI       Affirmative Covenants.................................................44
                  SECTION 6.1       Punctual Payments..................................44
                  SECTION 6.2       Accounting Records.................................44
                  SECTION 6.3       Financial Statements...............................44
                  SECTION 6.4       Compliance.........................................45
                  SECTION 6.5       Insurance..........................................45
                  SECTION 6.6       Facilities.........................................45
                  SECTION 6.7       Taxes And Other Liabilities........................46
                  SECTION 6.8       Litigation.........................................46
                  SECTION 6.9       Financial Condition................................46
                  SECTION 6.10      Notice To Agent....................................47
                  SECTION 6.11      Site Visits; Right To Stop Work....................47
                  SECTION 6.12      Security...........................................47
                  SECTION 6.13      Related Documents..................................47

                                                                                      Page
                                                                                      ----
                  SECTION 6.14      Investigations And Inquiries.......................48
                  SECTION 6.15      Contract Collateral................................48
                  SECTION 6.16      Borrowing Base Deficiency..........................48
                  SECTION 6.17      Notice Of Certain Matters..........................48

Article VII      Negative Covenants....................................................49
                  SECTION 7.1       Use Of Funds.......................................49
                  SECTION 7.2       Other Indebtedness.................................50
                  SECTION 7.3       Merger, Consolidation, Organizational
                                    Structure, Transfer Of Assets......................50
                  SECTION 7.4       Guaranties.........................................50
                  SECTION 7.5       Loans, Advances, Investments.......................50
                  SECTION 7.6       Dividends And Distributions........................50
                  SECTION 7.7       Pledge Of Assets...................................51

Article VIII     Events Of Default.....................................................51
                  SECTION 8.1       Events Of Default..................................51
                  SECTION 8.2       Remedies...........................................53

Article IX       The Agent.............................................................54
                  SECTION 9.1       Authorization And Action...........................54
                  SECTION 9.2       Reliance By Agent..................................55
                  SECTION 9.3       Defaults...........................................55
                  SECTION 9.4       Indemnification....................................55
                  SECTION 9.5       Non-Reliance On Agent..............................56
                  SECTION 9.6       Successor Agent....................................56
                  SECTION 9.7       Execution Of Loan Documents........................57
                  SECTION 9.8       Agent In Its Individual Capacity...................57

Article X        Miscellaneous.........................................................57
                  SECTION 10.1      Notices............................................57
                  SECTION 10.2      Costs, Expenses Attorneys' Fees....................58
                  SECTION 10.3      Indemnification....................................58
                  SECTION 10.4      Waivers, Amendments................................59
                  SECTION 10.5      Successors And Assigns.............................60

                                                                                      Page
                                                                                      ----
                  SECTION 10.6      Setoff.............................................63
                  SECTION 10.7      No Waiver; Cumulative Remedies.....................63
                  SECTION 10.8      Entire Agreement, Amendment........................63
                  SECTION 10.9      No Third Party Beneficiaries.......................63
                  SECTION 10.10     Time...............................................64
                  SECTION 10.11     Severability Of Provisions.........................64
                  SECTION 10.12     Governing Law......................................64
                  SECTION 10.13     Submission To Jurisdiction.........................64
                  SECTION 10.14     Arbitration........................................64
                  SECTION 10.15     Counterparts.......................................67
                  SECTION 10.16     Confidentiality....................................67

                         LIST OF SCHEDULES AND EXHIBITS



Schedule 1            Lenders and Proportionate Shares
Schedule 2.1(d)       Borrower Letter of Credit Agreement
Schedule 2.3(a)       Amortization Schedule for the Letter of Credit Facility
Schedule 2.13(b)      Prepayment Indemnity
Schedule 4
Schedule 5            Contract Collateral Description
Schedule 7.4          Existing Indebtedness
Schedule 7.5          Existing Guaranties
Schedule 7.7          Existing Loans; Advances; Investments
Schedule 7.8          Existing Liens; Pledges of Assets

Exhibit A             Letter of Credit
Exhibit B             Form of Line of Credit Note
Exhibit C             Form of Term Note
Exhibit D             Notice of Borrowing
Exhibit E             Notice of Conversion or Continuation
Exhibit F             Notice of Authorized Representatives
Exhibit G             Assignment and Assumption Agreement
Exhibit H             Borrowing Base Certificate

                                                                    EXHIBIT 10.1

                                CREDIT AGREEMENT


              THIS CREDIT AGREEMENT is entered into as of August 28, 2000, by and among AXT, INC., a Delaware corporation ("Borrower"), each of the financial institutions from time to time listed on Schedule I attached hereto, as amended from time to time (collectively, "Lenders"), and U.S. BANK NATIONAL ASSOCIATION ("U.S. Bank"), as agent for the Lenders (in such capacity, "Agent"), and as arranger.

                                    RECITALS

              WHEREAS, Borrower has requested from Lenders the line of credit, term loan and other credit facilities described herein for the purposes described herein; and

              WHEREAS, Borrower has issued a series of bonds designated the Variable Rate Taxable Demand Revenue Bonds Series 1998, in the aggregate principal amount of $11,615,000.00 (the "Bonds"), pursuant to an Indenture dated as of December 1, 1998 (the "Indenture") between Borrower and Harris Trust Company of California, as trustee (the "Trustee"); and

              WHEREAS, to support certain payments with respect to the Bonds, Borrower requested U.S. Bank to issue, and U.S. Bank issued for the account of Borrower and for the benefit of the Trustee, an irrevocable direct-pay letter of credit (the "Letter of Credit"), in the original stated amount of $11,986,680.00, a copy of which is attached hereto as Exhibit A, pursuant to that certain Reimbursement Agreement dated as of December 1, 1998, between Borrower and U.S. Bank; and

              WHEREAS, as of the date of this Agreement, $11,092,000.00 of the principal amount of the Bonds remains outstanding; and

              WHEREAS, Borrower will be responsible for amounts drawn under the Letter of Credit and for certain fees and amounts due with respect to the Letter of Credit and this Credit Agreement; and

              WHEREAS, Lenders and Agent have agreed to provide said Letter of Credit facility to Borrower, as well as a revolving line of credit facility and certain term loans to Borrower on the terms and subject to the conditions contained herein.

              NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Agent, Lenders and Borrower hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

              SECTION 1.1 DEFINED TERMS. As used in this Agreement, all terms defined above shall have the meanings set forth above, and the following terms shall have the meanings set forth after each:

              "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

              "Agent's Office" means (i) initially, Agent's office designated as such in Schedule I attached hereto, and (ii) subsequently, such other office designated as such in writing by Agent to Lenders and Borrower.

              "Agreement" means this Credit Agreement, as amended, amended and restated, modified or supplemented from time to time.

              "Applicable Lending Office" means, with respect to each Lender,
       (i) initially, its office designated as such in Schedule I attached hereto, and (ii) subsequently, such other office or offices designated as such in writing by such Lender to Agent.

              "Assignee" has the meaning assigned to that term in Section 10.5(c) hereof.

              "Assignment" has the meaning assigned to that term in Section 10.5(c) hereof.

              "Assignment Agreement" has the meaning assigned to that term in
       Section 10.5(c) hereof.

              "Assignor" has the meaning assigned to that term in Section 10.5(c) hereof.

              "Authorized Representatives" means those officers and employees designated by Borrower on the most current Notice of Authorized Representatives delivered by Borrower to Agent as being authorized to request any borrowing or to make any interest rate selection on behalf of Borrower hereunder, or to give Agent any other notice hereunder that is required by the terms hereof to be made through one of Borrower's Authorized Representatives.

              "Bankruptcy Code" means the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

              "Bond Interest Payment Date" has the meaning assigned to that term in the Indenture.

              "Bonds" means the Bonds described in the Recitals hereof.

              "Borrower Letter of Credit(s)" has the meaning assigned to that term in Section 2.1(d) hereof.

              "Borrower Letter of Credit Agreement(s)" has the meaning assigned to that term in Section 2.1(d) hereof.

              "Borrower's Books" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Personal Property Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

              "Borrowing Base" has the meaning assigned to that term in Section 2.1(b) hereof.

              "Borrowing Base Certificate" has the meaning assigned to that term in Section 2.1(b) hereof.

              "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Seattle are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR borrowing, means such a day which is also a day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

              "Change of Law" means the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender (or any entity controlling such Lender) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority.

              "Closing Date" means the date on which all of the conditions set forth in Section 5.1 of this Agreement have been satisfied or waived by Agent.

              "Collateral" means, collectively, the Personal Property Collateral and the Real Property Collateral.

              "Contract Collateral" has the meaning assigned to that term in
       Section 5.1(b)(xiv) hereof.

              "Credits" means the Line of Credit, the Term Loans and the Letter of Credit Facility.

              "Date of Issuance" means December 1, 1998.

              "Deeds of Trust" means, collectively, all of the deeds of trust for the benefit of Agent that secure the obligations of Borrower to Agent and Lenders under this Agreement.

              "Default" means an Event of Default or an event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

              "EBITDA" means, for the most recent trailing four-quarter period, consolidated net income from operations (after eliminating all extraordinary items of gain or loss) plus interest expense, income taxes, depreciation and amortization, in each case defined in accordance with GAAP and, if applicable, to the extent each has been deducted in the determination of net income.

              "El Monte Property" means that certain real property located at 9650 Telstar Avenue, in the City of El Monte, County of Los Angeles, California, owned by Borrower and improved with a commercial building used for research and development and manufacturing purposes.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

              "Event of Default" has the meaning assigned to that term in
       Section 8.1 hereof.

              "Expiration Date" means December 1, 2008.

              "Federal Funds Rate" means, for any day, the weighted average of the per annum rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers as published by the Federal Reserve Bank of New York for such day (or, if such rate is not so published for any day, the average rate quoted to Agent on such day by three (3) Federal funds brokers of recognized standing selected by Agent).

              "Fixed Charge Coverage Ratio" means the ratio of (A) EBITDA less the aggregate amount of (i) unfinanced capital expenditures, (ii) cash taxes, and (ii) permitted dividends, distributions and treasury stock purchases, divided by (B) the aggregate amount of the following, each measured for the most recent four historical quarters (excluding the current quarter in possession) (i) cash Interest Expense (including any letter of credit fees payable to U.S. Bank) and (ii) capital lease payments plus the average of current maturities of long-term debt (including all bond redemptions required by this Agreement) measured for the most recent four historical quarters (excluding the current quarter in possession) and (iii) the current maturity of subordinated debt measured for the most recent four historical quarters (excluding the current quarter in possession).

              "Fixed Rate Term" means a period of one (1), two (2), three (3), or six (6) months, as designated by Borrower, during which all or a portion of the Line of Credit or the Term Loan bears interest determined in relation to LIBOR; provided however, that (a) no Fixed Rate Term may be selected for a principal amount less than One Million Dollars ($1,000,000.00); (b) no Fixed Rate Term shall extend beyond the scheduled maturity date hereof; (c) any Fixed Rate Term which would otherwise expire on a day which is not a Business Day shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Fixed Rate Term into another calendar month, in which event the Fixed Rate Term shall end on the immediately preceding Business Day;
       (d) any Fixed Rate Term that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Fixed Rate
       Term) shall end on the last Business Day of a calendar month; and (e) with respect to the Term Loans, no Fixed Rate Term shall extend beyond a date on which Borrower is required to make a scheduled payment of principal on the Term Loans unless the aggregate principal amount of Term Loans bearing interest at the Reference Rate plus the aggregate principal amount of Term Loans bearing interest at LIBOR with Fixed Rate Terms expiring on or before such date equals or exceeds the principal amount required to be paid on the Term Loans on such date.

              "Funded Debt" means the aggregate amount of all obligations for
       (1) borrowed money, including senior bank debt, subordinated debt and amounts owing under the Bonds; (2) capital leases; (3) issued but undrawn letters of credit, except the direct pay Letter of Credit supporting the Bonds, plus any amounts outstanding under drawn letters of credit; and (4) contingent obligations.

              "GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time, consistently applied.

              "General Intangibles" means all of Borrower's present and future general intangibles and other personal property (including the Contract Collateral and all contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts and Negotiable Collateral.

              "Governmental Authority" means any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

              "Governmental Rule" means any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guideline, policy or similar form of decision of any Governmental Authority.

              "Guarantee" means any guarantee of Borrower's obligations to Agent and Lenders under the Loan Documents executed by a Guarantor.

              "Guarantor" means, subject to the release provisions set forth in
       Section 2.16 hereof, collectively, AXT-Japan, Beijing Tongmei Xtal Technology Co., Ltd., American Xtal Technology (Hong Kong), Lyte Optronics, Inc., Lyte Optronics Ltd. (UK), Advanced Semiconductor (Xiamen), Bestal Substrate Foreign Sales Corp., and each future wholly-owned subsidiary of Borrower.

              "Indemnitees" has the meaning assigned to that term in Section
       10.3 hereof.

              "Indenture" has the meaning assigned to that term in the Recitals hereof.

              "Interest Expense" means any and all interest owing by Borrower under any debt obligations, including the Credits, during the measured period.

              "Inventory" means all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

              "Investment Property" means all of Borrower's presently existing and hereafter acquired or arising investment property (as that term is defined in Section 9115 of the California Uniform Commercial Code).

              "Issuance Spread" means two and one-half of one percent (2.50%) per annum.

              "Letter of Credit" has the meaning assigned to that term in the Recitals hereof.

              "Letter of Credit Facility" means the credit facility available to Borrower pursuant to Section 2.3 hereof pursuant to which U.S. Bank has issued the direct pay Letter of Credit to the Trustee.

              "LIBOR" means, for each Fixed Rate Term, the rate per annum (computed on the basis of a 360-day year and the actual number of days elapsed and rounded upward if necessary to the nearest whole 1/16 of 1%) and determined pursuant to the following formula:


                                                  Base LIBOR
               LIBOR =       ---------------------------------------------------
                                       100% - LIBOR Reserve Percentage


              As used herein, (i) "Base LIBOR" shall mean the rate per annum at which United States dollar deposits would be offered to U.S. Bank in the London interbank market at approximately 11:00 a.m. London time on the date which is two Business Days prior to the first day of a Fixed Rate Term for delivery of funds on the first day of such Fixed Rate Term for a period of time substantially equal to the number of days in such Fixed Rate Term and in an amount substantially equal to the principal amount to which such Fixed Rate Term applies, and (ii) "LIBOR Reserve Percentage" shall mean the reserve percentage measured as of the date which is two Business Days prior to the date of pricing, prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), required to be maintained by U.S. Bank, adjusted by U.S. Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

              "Line Maturity Date" means May 31, 2002.

              "Line of Credit" means a revolving credit facility in the maximum principal amount of $20,000,000.00, as defined more fully in Section 2.1 hereof.

              "Line of Credit Facility Fee" has the meaning assigned to that term in Section 2.5(c)(i).

              "Line of Credit Note" means a promissory note executed by Borrower in favor of a Lender to evidence advances under the Line of Credit, substantially in the form of Exhibit B attached hereto.

              "Line of Credit Pricing Grid" means the following Line of Credit Pricing Grid:


       ---------------------------------------------------------------------------
                     - APPLICABLE MARGINS (IN BASIS POINTS) & FEE -
       ---------------------------------------------------------------------------
         RATIO OF FUNDED      PRICING    LIBOR       REFERENCE    LINE OF CREDIT
          DEBT TO EBITDA       LEVEL     MARGIN     RATE MARGIN    FACILITY FEE
       ---------------------------------------------------------------------------
              < 1.00             I         175          50             25.0
       ---------------------------------------------------------------------------
         =/> 1.00 < 1.50        II         200          75             25.0
       ---------------------------------------------------------------------------
         =/> 1.50 < 2.00        III        225          100            37.5
       ---------------------------------------------------------------------------
         =/> 2.00 < 2.50        IV         250          125            50.0
       ---------------------------------------------------------------------------


              Borrower shall be eligible for Level I pricing when its ratio of Funded Debt to EBITDA is less than 1.00:1.00; for Level II pricing when such ratio is equal to or greater than 1.00:1.00, but less than 1.50:1.00; for Level III pricing when such ratio is equal to or greater than 1.50:1.00, but less than 2.00:1.00; for Level IV pricing when such ratio is equal to or greater than 2.00:1.00, but less than 2.50:1.00. This ratio shall be measured quarterly for the preceding four-quarter period. The pricing will be set at Level IV until receipt of the first financial covenant compliance reflecting the Funded Debt to EBITDA ratio.

              "Loan Costs" means all costs incurred by Agent in connection with the Credits, including, without limitation, all taxes and assessments, recording fees, title insurance premiums and other title charges, document binding costs, appraisal fees, lien and judgment search costs, fees of architects, engineers, surveyors and any special consultants, construction and Collateral inspection and exam fees, brokers fees (except as otherwise specified herein), escrow fees, all travel and out-of-pocket expenses of Agent to conduct audits or inspections and wire transfer fees.

              "Loan Documents" means this Agreement, the Notes, the Security Documents and each other notice, document, contract or instrument required by or at any time delivered to Agent in connection with this Agreement.

              "Majority Lenders" means two (2) or more Lenders whose Proportionate Shares at any time equal or exceed sixty-six and two-thirds percent (66-2/3%) of the Total Commitments.

              "Material Adverse Effect" means a material adverse effect on (i) the business operations or financial condition of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the amounts loaned to Borrower by Lenders hereunder.

              "Minimum Interest Coverage Ratio" means EBITDA divided by Interest Expense (net of capitalized interest expense) for the most recent four quarter period.

              "Monterey Park Property" means that certain real property located at 2019 Saturn Street, in the City of Monterey Park, County of Los Angeles, California owned by Borrower and improved with a commercial building used for research and development and manufacturing purposes.

              "Negotiable Collateral" means all of Borrower's present and future letters of credit, notes, drafts, instruments, securities (including the shares of stock of Subsidiaries of Borrower), documents, personal property leases (wherein Borrower is the lessor), and chattel paper.

              "Notes" means, collectively, the Line of Credit Note and all of the Term Notes.

              "Notice of Authorized Representatives" has the meaning set forth in Section 2.14 hereof.

              "Notice of Borrowing" has the meaning set forth in Section 2.4 hereof.

              "Notice of Conversion or Continuation" has the meaning assigned to that term in Section 2.6(b) hereof.

              "Participant" has the meaning assigned to that term in Section 10.5(b) hereof.

              "Permitted Indebtedness" means, subject to Borrower's compliance with the financial covenants required under this Agreement, the following:

              (a) Indebtedness of Borrower in favor of Lenders arising hereunder or any other Loan Document:

              (b) Capital leases incurred solely to purchase equipment which is secured by a purchase money security interest and is not in excess of the lesser of the purchase price for such equipment or the fair market value of such equipment on the date of acquisition.

              (c) Indebtedness to trade creditors incurred in the ordinary course of business;

              (d)    Indebtedness set forth on Schedule 7.7 hereto;

              (e) Indebtedness incurred to refinance any Indebtedness permitted under the foregoing clause (b) or clause (d);

              (f)    Accrued dividends on the capital stock of Borrower;

              (g)    Interest rate and currency hedging agreements;

              (h) Guaranties of any Subsidiary's suppliers in connection with the purchase of supplies in the ordinary course of business;

              (i) Guaranties of lease obligations incurred in the ordinary course of business and to the extent otherwise permitted hereunder;

              "Permitted Investments" means, subject to Borrower's compliance with the financial covenants required under this Agreement, the following:

              (a)    Investments existing on the Closing Date and disclosed in
                     Schedule 7.7 attached hereto;

              (b) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Service, (iii) certificates of deposit maturing no more than one year from the date of investment therein; and (iv) money market accounts;

              (c) Investments consisting of travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business;

              (d) Joint ventures or strategic alliances in the ordinary course of Borrower's business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any such investments by Borrower do not exceed $3,000,000.00 in the aggregate in any fiscal year; and

              (e)    Investments or capital infusions in Borrower's
                     Subsidiaries.

              "Permitted Liens" means, subject to Borrower's compliance with the financial covenants required under this Agreement, the following:

              (a)    Liens in favor of Agent;

              (b) liens and security interests existing on the Closing Date and disclosed in Schedule 4.15 attached hereto;

              (c) liens for taxes, fees, assessment or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;

              (d) liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons or entities imposed without action of such parties, provided that the payment thereof is not yet required;

              (e) liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default hereunder;

              (f) liens incurred or deposits made in the ordinary course of Borrower's business in connection with workers' compensation, unemployment insurance, Social Security and other like laws;

              (g) liens and security interests (a) upon or in any equipment acquired or held by the Borrower to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (b) existing on such equipment at the time of its acquisition, provided that the lien and security interest is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

              (h) liens consisting of leases and subleases and licenses and sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and any interest or title of a lessor or licensor under any lease or license, as applicable;

              (i) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

              (j) liens that are not prior to Agent's security interest which constitute rights of set-off of a customary nature.

              "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a Governmental Authority.

              "Personal Property Collateral" means each of the following:

              (k)    the Accounts,

              (l)    Borrower's Books,

              (m)    the General Intangibles,

              (n)    the Inventory,

              (o)    the Investment Property,

              (p)    the Negotiable Collateral,

              (q) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of U.S. Bank or the Lenders, and

              (r) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Personal Property Collateral, and any and all Accounts, Borrower's Books, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

              "Plan" means any defined employee pension benefit plan as defined in ERISA.

              "Proportionate Share" means, for each Lender, the dollar amount determined at any time by multiplying the percentage set forth opposite such Lender's name in Schedule 1 attached hereto by the amount of the Total Commitments at such time, and shall include, where the context so requires, the amount of all outstanding credit from such Lender to Borrower pursuant to this Agreement and the obligation of such Lender to make advances or otherwise extend credit up to such amount on the terms and subject to the conditions set forth herein.

              "Real Property" means collectively, the Monterey Park Property, the El Monte Property, the Technology Drive Property and the Solar Way Property.

              "Real Property Collateral" means, collectively, the Monterey Park Property, the El Monte Property, the Technology Drive Property and the Solar Way Property.

              "Reference Rate" means at any time the rate of interest which U.S. Bank establishes as its reference rate and is not necessarily the lowest rate of interest which it collects from any borrower or class of borrowers. If U.S. Bank ceases to publicly announce or publish its Reference Rate, U.S. Bank will choose a new index by using a comparable index or reference rate as its Reference Rate.

              "Register" has the meaning assigned to that term in Section 10.5(d) hereof.

              "Reimbursement Default Rate" has the meaning assigned to that term in Section 2.3(b).

              "Reimbursement Deposit Account" means the demand deposit account established by Borrower with U.S. Bank as defined in Section 3.2 hereof.

              "Reimbursement Obligations" mean the obligations of Borrower to Lenders described in Section 2.3(b) hereof.

              "Related Documents" means the Bonds, the Indenture, the Bond Loan Agreement, the Deeds of Trust, the UCC-1 Financing Statements, the Security Agreements, the Guarantees and any other agreement or instrument related to the issuance of the Bonds and pertaining to Borrower.

              "Security Agreements" means, collectively, all of the security agreements for the benefit of Agent that secure the obligations of Borrower to Agent and Lenders under this Agreement.

              "Security Documents" means, collectively, the Deeds of Trust and the Security Agreements.

              "Solar Way Property" means that certain real property located at 4211 Solar Way in the City of Fremont, County of Alameda, California owned by Borrower and improved with a manufacturing and research and development facility.

              "Stated Amount" means $11,986,680.00, as such amount may be reduced from time to time as a result of unreinstated Drawings on the Letter of Credit in accordance with the terms thereof.

              "Subsidiary" means any corporation, association, limited liability company, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interest is owned directly or indirectly by Borrower.

              "Tangible Net Worth" means, at any time, total stockholders' equity at such time less the amount of any treasury stock less the value of any in tangible assets at such time.

              "Taxes" has the meaning assigned to that term in Section 2.12(a) hereof.

              "Technology Drive Property" means that certain real property located at 4281 Technology Drive in the City of Fremont, County of Alameda, California owned by Borrower and improved with a manufacturing facility.

              "Term Loan A" means a credit facility available to Borrower in the maximum principal amount of $1,190,000.00, as defined more fully in
       Section 2.2 hereof.

              "Term Loan A Maturity Date" means May 31, 2003.

              "Term Loan B" means a credit facility available to Borrower in the maximum principal amount of $1,610,000.00, as defined more fully in
       Section 2.2 hereof.

              "Term Loan B Maturity Date" means May 31, 2003.

              "Term Loan C" means a credit facility available to Borrower in the maximum principal amount of $3,200,000.00, as more fully defined in
       Section 2.2 hereof.

              "Term Loan C Maturity Date" means May 31, 2003.

              "Term Loan Pricing Grid" means the following Term Loan Pricing
       Grid:


       -----------------------------------------------------------------------------
                         - APPLICABLE MARGINS (IN BASIS POINTS) -
       -----------------------------------------------------------------------------
         RATIO OF FUNDED      PRICING     LIBOR MARGIN            REFERENCE
          DEBT TO EBITDA       LEVEL                             RATE MARGIN
       -----------------------------------------------------------------------------
              < 1.00             I             200                    75
       -----------------------------------------------------------------------------
         =/> 1.00 < 1.50        II             225                   100
       -----------------------------------------------------------------------------
         =/> 1.50 < 2.00        III            250                   125
       -----------------------------------------------------------------------------
         =/> 2.00 < 2.50        IV             275                   150
       -----------------------------------------------------------------------------


       Borrower shall be eligible for Level I pricing when its ratio of Funded Debt to EBITDA is less than 1.00:1.00; for Level II pricing when such ratio is equal to or greater than 1.00:1.00, but less than 1.50:1.00; for Level III pricing when such ratio is equal to or greater than 1.50:1.00, but less than 2.00:1.00; for Level IV pricing when such ratio is equal to or greater than 2.00:1.00, but less than 2.50:1.00. This ratio shall be measured quarterly for the preceding four-quarter period. The pricing will be set at Level IV until receipt of the first financial covenant compliance reflecting the Funded Debt to EBITDA ratio.

              "Term Loans" means, collectively, Term Loan A, Term Loan B and Term Loan C.

              "Term Notes" means, collectively, each of the promissory notes executed by Borrower in favor of a Lender to evidence advances under each of the Term Loans, substantially in the form of Exhibit C attached hereto.

              "Termination Date" has the meaning assigned to that term in
       Section 3.2 hereof.

              "Total Commitments" means, for all Lenders and at any time, the then aggregate amount of (i) the outstanding principal balance of each of the Credits, and (ii) the maximum undisbursed principal amount of each of the Credits.

              "Treasury Rate" means the Issuance Spread plus the yield to maturity of the most recently issued one, two or three year U.S. Treasury Security, as elected by Borrower, as quoted in the Wall Street Journal on the date of election of a Treasury Rate. If such date is not a Business Day, then the quote shall be obtained on the Business Day immediately preceding such date. If the Wall Street Journal (i) quotes more than one such one, two or three year U.S. Treasury Security, the highest of such quotes shall apply, or (ii) ceases to publish such quotes, the one, two or three year U.S. Treasury Security, as elected by Borrower, shall be determined from such substitute financial reporting service or source as U.S. Bank in its reasonable discretion shall determine.

              "Trustee" has the meaning assigned to that term in the Recitals hereof.

              SECTION 1.2 INTERPRETATION. The meaning of each defined term is equally applicable to both the singular and plural forms of the terms defined. As used in this Agreement and each of the other Loan Documents, the term "including" is not limiting, and means "including without limitation."

              SECTION 1.3 HEADINGS. Headings in this Agreement and each of the other Loan Documents are for convenience of reference only and are not part of the substance hereof or thereof.


                                   ARTICLE II
                                   THE CREDITS

              SECTION 2.1 LINE OF CREDIT.

              (a) Line of Credit. On the terms and subject to the conditions set forth in this Agreement, each Lender hereby severally agrees, on a pro rata basis in accordance with Schedule 1 attached hereto, to make advances to Borrower under the Line of Credit from time to time up to and including the Line Maturity Date, not to exceed at any time the aggregate principal amount of Twenty Million Dollars ($20,000,000.00), the proceeds of which shall be used for general corporate purposes, including working capital financing, and for the issuance of standby and commercial letters of credit, subject to a sublimit of $250,000.00 for such letters of credit as described in subparagraph (d), below. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by the Line of Credit Note, all terms of which are incorporated herein by this reference.

              (b) Limitation on Borrowings. Outstanding borrowings under the Line of Credit, to a maximum of the principal amount set forth above, shall not at any time exceed an aggregate of (i) eighty percent (80%) of eligible receivables generated by U.S. based obligors, (ii) eighty percent (80%) of eligible receivables generated by obligors with principal offices outside of the United States provided that such foreign eligible receivables are insured in a manner acceptable to Lender, and (iii) the lesser of $7,500,000 or fifty percent (50%) of eligible inventory (the "Borrowing Base"), as evidenced by a borrowing base certificate in the form attached hereto as Exhibit H (the "Borrowing Base Certificate"). All of the foregoing shall be determined by Agent upon receipt and review of the collateral reports required hereunder and such other documents and collateral information as Agent may from time to time require.

              As used herein, "eligible receivables" shall consist solely of trade accounts which have been created in the ordinary course of Borrower's or any Guarantor's business, upon which Borrower's or any Guarantor's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and in which Agent has a perfected security interest of first priority, and shall not include:

                     (i) any Account which is past due more than ninety (90)
              days after the invoice date;

                     (ii) that portion of any Account for which there exists any right of setoff, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) or for which any defense or counterclaim has been asserted;

                     (iii) any Account which represents an obligation of any
              state or municipal government or of the United States government or any political subdivision thereof (except accounts which represent obligations of the United States government and for which Assignment of Claims Act forms reasonably satisfactory to Agent have been duly executed and acknowledged);

                     (iv) any Account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, affiliate, partner, member, parent or subsidiary of Borrower;

                     (v) that portion of any Account which represents interim or progress billings or retention rights on the part of the account debtor;

                     (vi) any Account which represents an obligation of any
              account debtor when twenty percent (25%) or more of Borrower's accounts from such account debtor are not eligible pursuant to (i) above;

                     (vii) that portion of any Account from an account debtor
              which represents the amount by which Borrower's total accounts from said account debtor exceeds twenty-five percent (25%) of Borrower's total accounts;

                     (viii) any Account deemed ineligible by Agent when Agent,
              in its sole discretion, deems the creditworthiness or financial condition of the account debtor to be unsatisfactory; or

                     (ix) uninsured foreign receivables.

              As used herein, "eligible inventory" shall mean, at any time, all of Borrower's Inventory constituting raw materials (valued at the lower of cost or market), except:

                     (i) Inventory which is not owned by Borrower free and clear of all security interests, liens, encumbrances and claims of third parties; and

                     (ii) Inventory which Agent, in its sole discretion, deems
              to be obsolete, unsalable, damaged, defective or unfit for further processing.

              (c) Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all the limitations, terms and conditions contained herein; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount set forth above in this Section 2.1.

              (d) Borrower Letter of Credit Subfeature. As a subfeature under the Line of Credit, Agent agrees from time to time during the term thereof to issue standby or commercial letters of credit for the account of Borrower (each, a "Borrower Letter of Credit" and collectively, "Borrower Letters of Credit"); provided however, that the form and substance of each Borrower Letter of Credit shall be subject to reasonable approval by Agent and the aggregate amount of Borrower Letters of Credit issued at any one time shall not exceed $250,000.00. Except with the prior approval of Agent, which may be granted or withheld in its sole discretion, no Borrower Letter of Credit shall have an expiration date subsequent to the Line Maturity Date. The undrawn amount of all Borrower Letters of Credit issued and outstanding under this letter of credit subfeature shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Borrower Letter of Credit shall be subject to the additional terms and conditions of the Borrower Letter of Credit Agreement and related documents, if any, required by Agent in connection with the issuance thereof (each, a "Borrower Letter of Credit Agreement" and collectively, the "Borrower Letter of Credit Agreements"), each of which shall be substantially in the form attached hereto as Schedule 2.1. Each draft paid by Agent under a Borrower Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower on or before the Line Maturity Date in accordance with the terms and conditions of this Agreement. Borrower agrees that Agent, in its sole discretion, may debit any demand deposit account maintained by Borrower with Agent, other than a demand deposit account maintained by Borrower on behalf of a joint venture of which Borrower is a member, for the amount of any such draft.

              SECTION 2.2 TERM LOANS.

              (a) Term Loan A. On the terms and subject to the conditions set forth in this Agreement, each Lender hereby severally agrees, on a pro rata basis in accordance with Schedule 1 attached hereto, to grant Term Loan A to Borrower on the Closing Date in the principal amount of One Million One Hundred Ninety Thousand Dollars ($1,190,000.00), the proceeds of which shall be used to repay existing indebtedness encumbering the Monterey Park Property in the approximate amount of $684,260.00 and to finance improvements and additions to the El Monte Property. Borrower's obligation to repay Term Loan A shall be evidenced by the Term Note for Term Loan A, all terms of which are incorporated herein by this reference.

              (b) Repayment of Term Loan A. Interest on Term Loan A shall be paid monthly or as otherwise set forth in this Agreement. Commencing September 30, 2000, and on the last day of each calendar quarter thereafter, Borrower shall make quarterly installments of principal in the amount required in order to amortize fully the principal amount of Term Loan A, together with interest thereon at the rates of interest applicable under the Term Loan A Notes, over twenty (20) years and continuing until the Term Loan A Maturity Date, as follows:


               ----------------------------------------------------------------------
                      YEAR         QUARTERLY PAYMENT AMOUNT
               ----------------------------------------------------------------------
                      2000                  $14,875
                      2001                  $14,875
                      2002                  $14,875
                      2003                  $14,875
                      BALANCE DUE         $1,011,500
               ======================================================================


There will be one payment due on March 31, 2003 in the amount of $14,875 with the entire balance of principal and interest then unpaid due and payable on the Term Loan A Maturity Date. Such quarterly payment shall be credited to principal, and interest shall be paid separately as set forth herein.

              (c) Term Loan B. On the terms and subject to the conditions set forth in this Agreement, each Lender hereby severally agrees, on a pro rata basis in accordance with Schedule 1 attached hereto, to grant Term Loan B to Borrower on the Closing Date in the principal amount of One Million Six Hundred Ten Thousand Dollars ($1,610,000.00), the proceeds of which shall be used to repay existing indebtedness encumbering the El Monte Property in the approximate amount of $1,106,559.00 and to finance improvements and additions to the El Monte Property. Borrower's obligation to repay Term Loan B shall be evidenced by the Term Notes for Term Loan B, all terms of which are incorporated herein by this reference.

              (d) Repayment of Term Loan B. Interest on Term Loan B shall be paid monthly or as otherwise set forth in this Agreement. Commencing on September 30, 2000, and on the last day of each calendar quarter thereafter, Borrower shall make quarterly installments of principal in the amount required in order to amortize fully the principal amount of Term Loan B, together with interest thereon at the rates of interest applicable under the Term Loan B Notes, over twenty (20) years and continuing until the Term Loan B Maturity Date, as follows:


               ---------------------------------------------------------------------
                      YEAR          QUARTERLY PAYMENT AMOUNT
               ---------------------------------------------------------------------
                      2000                    $20,125
                      2001                    $20,125
                      2002                    $20,125
                      2003                    $20,125
                      BALANCE DUE           $1,368,500
               =====================================================================


There will be one payment due on March 31, 2003 in the amount of $20,125 with the entire balance of principal and interest then unpaid due and payable on the Term Loan B Maturity Date. Such quarterly payment shall be credited to principal, and interest shall be paid separately as set forth herein.

              (e) Term Loan C. On the terms and subject to the conditions set forth in this Agreement, each Lender hereby severally agrees, on a pro rata basis in accordance with Schedule 1 attached hereto, to grant Term Loan C to Borrower on the Closing Date in the principal amount of Three Million Two Hundred Thousand Dollars ($3,200,000.00), the proceeds of which shall be used to finance the construction of improvements and additions to the El Monte Property. Borrower's obligation to repay Term Loan C shall be evidenced by the Term Notes for Term Loan C, all terms of which are incorporated herein by this reference.

              (f) Repayment of Term Loan C. Borrower shall make installments of interest only through December 31, 2000 monthly or as otherwise set forth in this Agreement. Commencing on March 31, 2001, and on the last day of each calendar quarter thereafter, Borrower shall make quarterly installments of principal in the amount required in order to amortize fully the principal amount of Term Loan C, together with interest thereon at the rates of interest applicable under the Term Loan C Notes, over five (5) years and continuing until the Term Loan C Maturity Date, as follows:


              ----------------------------------------------------------------------
                     YEAR            QUARTERLY PAYMENT
                                          AMOUNT
              ----------------------------------------------------------------------
                     2001                $160,000
                     2002                $160,000
                     2003                $160,000
              ----------------------------------------------------------------------
                 BALANCE DUE           $1,760,000
              ======================================================================


There will be one payment due on March 31, 2003 in the amount of $160,000 with the entire balance of principal and interest then unpaid due and payable on the Term Loan C Maturity Date. Such quarterly payment shall be credited to principal, and interest shall be paid separately as set forth herein.

              (g) Prepayment. Borrower may prepay principal on each of the Term Loans solely in accordance with the provisions of Sections 2.8 and 2.13 of this Agreement.

              SECTION 2.3 THE LETTER OF CREDIT FACILITY.

              (a) Terms and Amount of Letter of Credit. U.S. Bank has issued its irrevocable direct-pay Letter of Credit for the account of Borrower in favor of the Trustee in an initial amount equal to the initial Stated Amount, which amount shall be amortized as follows: $10,340,000.00 of the initial Stated Amount shall be amortized based on a twenty-five (25) year amortization schedule and $1,275,000.00 of the initial Stated Amount shall be amortized based on a five (5) year amortization schedule. The amount of principal and interest which Borrower must pay monthly in order to amortize fully the initial Stated Amount according to the above amortization schedule is set forth on Schedule 2.3(a) attached hereto. Notwithstanding any contrary provision of this Agreement, this Agreement shall not expire or be otherwise terminated until such time as all payment obligations due or to become due to Agent or any Lender with respect to the Letter of Credit have been paid.

              (b) Reimbursement Obligations. Borrower agrees to pay to Agent (i) on the day that any drawing is made by the Trustee under the Letter of Credit, all amounts to be advanced by Agent pursuant to the Letter of Credit on behalf of Borrower in respect of such drawing, and (ii) interest on any and all amounts that Borrower fails to pay when due under this Agreement from the date such amounts become payable until payment in full (collectively, the "Reimbursement Obligations"). For each day that any Reimbursement Obligation remains unpaid, interest shall accrue on such amounts at an aggregate rate per annum equal to five percent (5%) above the Reference Rate (the "Reimbursement Default Rate"), based on the actual number of days elapsed in a year of 360 days.

              SECTION 2.4 NOTICE OF BORROWING. Borrower, through one of its Authorized Representatives, shall request advances under each of the Term Loans and each advance under the Line of Credit by giving Agent irrevocable written notice or telephonic notice (confirmed promptly in writing), in the form of Exhibit D attached hereto (each, a "Notice of Borrowing"), which specifies, among other things:

                     (i) the principal amount to be disbursed, if under the Term
              Loans, or the principal amount of the requested advance, if under the Line of Credit;

                     (ii) the proposed date of borrowing, which shall be a
              Business Day;

                     (iii) the interest rate option applicable to such borrowing
              (which, for a LIBOR interest selection, shall be subject to the minimum dollar requirements set forth in Section 2.5(a) hereof); and

                     (iv) if the amounts disbursed or advanced will bear
              interest determined in relation to LIBOR, the length of the Fixed Rate Term applicable thereto.

Each such Notice of Borrowing must be received by Agent not later than 10:00 a.m. Pacific Standard time at least one (1) Business Day prior to the date of borrowing if interest will be determined in relation to the Reference Rate, and
(ii) at least three (3) Business Days prior to the date of borrowing if interest will be determined in relation to LIBOR; provided however, that Agent, at its sole discretion, may permit borrowing requests to be made by telephone (confirmed promptly in writing) and on the same day only if interest will be determined in relation to the Reference Rate. Agent shall promptly notify each Lender of the contents of each Notice of Borrowing and of the amount of the disbursement or advance to be made by such Lender. Each advance for which interest will be determined in relation to the Reference Rate shall be in the minimum amount of $100,000.00.

              SECTION 2.5 INTEREST/FEES.

              (a) Interest on the Line of Credit. The outstanding principal balance of the Line of Credit shall bear interest in accordance with the following interest rate options, as designated periodically by Borrower:

                     (i) at the applicable margin over the Reference Rate set
              forth in the Line of Credit Pricing Grid; or

                     (ii) at the applicable margin over LIBOR set forth in the
              Line of Credit Pricing Grid; provided, however, that each LIBOR interest selection must be for a minimum amount of $1,000,000 and in integral multiples of $100,000.

              (b) Interest on the Term Loans. The outstanding principal balances of each of the Term Loans shall bear interest in accordance with the following interest rate options, as designated periodically by Borrower:

                     (i) at the applicable margin over the Reference Rate set
              forth in the Term Loan Pricing Grid;

                     (ii) at the applicable margin over LIBOR set forth in the
              Term Loan Pricing Grid; provided, however, that each LIBOR interest selection must be for a minimum amount of $1,000,000 and in integral multiples of $100,000; or

                     (iii) at a fixed rate per annum equal to the Treasury Rate
              (for a term of one, two or three years, at Borrower's option).

The margins above the Reference Rate or LIBOR, as applicable (the "Interest Rate Margins"), at which the outstanding principal balances of the Line of Credit and each of the Term Loans bear interest from time to time shall be adjusted in accordance with the Line of Credit Pricing Grid and the Term Loan Pricing Grid, respectively. Until such time as Agent receives Borrower's financial statements (as required under this Agreement) evidencing Borrower's compliance with any of the Funded Debt to EBITDA ratios set forth in the applicable Pricing Grid, the Level IV Interest Rate Margin above the Reference Rate or LIBOR shall apply. Thereafter, Agent shall adjust the Interest Rate Margins in accordance with the applicable Pricing Grid on the first day of the month following each month in which Agent receives updated financial statements from Borrower pursuant to this Agreement. Such Interest Rate Margins shall be determined (i) using the most recent quarterly financial statement of Borrower available to Agent on the applicable adjustment date to determine the amount of Funded Debt and (ii) using the most recent financial statements of Borrower available to Agent on the applicable adjustment date for a four (4) consecutive quarter period to determine EBITDA.

              (c) Fees for the Line of Credit.

                     (i) Line of Credit Facility Fee. Commencing on the Closing
              Date and continuing through the Line Maturity Date, Borrower shall pay to Agent, for the ratable benefit of Lenders, a per annum facility fee (the "Line of Credit Facility Fee") calculated based on the average undisbursed portion of the Line of Credit at the applicable Line of Credit Facility Fee described in the Line of Credit Pricing Grid. Such Line of Credit Facility Fee shall be payable quarterly in arrears commencing September 30, 2000, and on the last day of each calendar quarter thereafter, and on the Line Maturity Date. The rate set forth above shall be adjusted in accordance with the Line of Credit Pricing Grid as of the first day of the month following receipt of Borrower's financial statements as required under this Agreement.

                     (ii) Borrower Letter of Credit Fees. In the event any
              Borrower Letters of Credit are issued for the account of Borrower, Borrower shall pay to the Agent , for the ratable benefit of the Lenders, (1) with respect to each Borrower Letter of Credit which is a commercial letter of credit, a fee at issuance equal to one quarter of one percent (.25%) of the Borrower Letter of Credit amount plus a flat fee of $125.00 for each commercial letter of credit without negotiation and a fee upon negotiation equal to one quarter of one percent (.25%) of the drawn amount plus a flat fee of $100.00 for each commercial letter of credit with negotiation, and (2) with respect to each Borrower Letter of Credit which is a standby letter of credit, a per annum fee equal to the Interest Rate Margin above LIBOR set forth in the Line of Credit Pricing Grid then applicable and multiplied by the face amount of such standby letter of credit.

              (d) Term Loan Commitment Fees. Borrower shall pay to Agent a non-refundable commitment fee for each of the Term Loans as set forth below, which fee shall be due and payable in full on the date on which the applicable Term Loan is made:

                      --     Term Loan A:  $11,900.00

                      --     Term Loan B:  $16,100.00

                      --     Term Loan C:  $32,000.00

              (e) Letter of Credit Facility Fee. Borrower shall pay to Agent a Letter of Credit Facility fee (for itself) in an amount equal to one and one-quarter of one percent (1.25%) per annum of the Stated Amount of the Letter of Credit, payable annually on each anniversary of the Date of Issuance, until the earlier of the termination or expiration of the Letter of Credit Facility, which fee shall be non-refundable even if the Letter of Credit is terminated or canceled before its stated expiration date.

              (f) Computation and Payment. All interest and fees shall be computed on the basis of a 360-day year, actual days elapsed. Interest determined in relation to the Reference Rate or the Treasury Rate shall be payable on the first (1st) day of each month. Interest determined in relation to LIBOR shall be payable on the last day of the Fixed Rate Term to which such interest rate applies; provided that if such Fixed Rate Term is for six (6) months, on the first (1st) day of the fourth (4th) month of such Fixed Rate Term and on the last day of such Fixed Rate Term.

              SECTION 2.6 CONVERSION OF INTEREST OPTIONS.

              (a) Election. Subject to the minimum dollar requirements set forth in Section 2.5(a) hereof, (i) at any time any portion of the Line of Credit or any of the Term Loans bear interest determined in relation to the Reference Rate, Borrower may convert all or any portion thereof so that it bears interest determined in relation to LIBOR for a Fixed Rate Term designated by Borrower, and (ii) at any time any portion of the Line of Credit or the Term Loan bears interest determined in relation to LIBOR, Borrower may convert all or a portion thereof at the end of the Fixed Rate Term applicable thereto so that it bears interest determined in relation to the Reference Rate or in relation to LIBOR for a new Fixed Rate Term designated by Borrower. In addition, Borrower may elect to convert any Term Loan to a fixed rate equal to the Treasury Rate as set forth in Section 2.5(b). If Borrower has not made the required interest rate conversion or continuation election prior to the last day of any Fixed Rate Term, Borrower shall be deemed to have made a Reference Rate interest selection for the amounts that were subject thereto.

              (b) Notice to Agent. Borrower, through one of its Authorized Representatives, shall request each interest rate conversion or continuation by giving Agent irrevocable written notice or telephonic notice (confirmed promptly in writing), in the form of Exhibit E attached hereto (a "Notice of Conversion or Continuation"), which specifies, among other things:

                     (i) the Credit to which such Notice applies;

                     (ii) the principal amount which is the subject of such
              conversion or continuation;

                     (iii) the proposed date of such conversion or continuation, which shall be a Business Day;

                     (iv) and if such Notice pertains to a LIBOR interest
              selection, the length of the applicable Fixed Rate Term.

Any such Notice of Conversion or Continuation must be received by Agent not later than 10:00 a.m. at least one (1) Business Day prior to the effective date of any Reference Rate interest selection, and (ii) at least three (3) Business Days prior to the effective date of any LIBOR interest selection; provided however, that Agent, at its sole discretion, may permit interest rate conversion or continuation requests to be made by telephone (confirmed promptly in writing) and on the same day for a Reference Rate interest selection. Agent shall promptly notify each Lender of the contents of each such Notice of Conversion or Continuation, or if timely notice is not received from Borrower prior to the last day of any Fixed Rate Term of the automatic conversion of the amounts subject thereto to the Reference Rate interest option.

              SECTION 2.7 OTHER PAYMENT TERMS.

              (a) Automatic Debit. Agent shall, and Borrower hereby authorizes Agent to, debit any deposit account of Borrower with Agent (including the Reimbursement Deposit Account described in Section 3.2 hereof) for all payments of principal, interest and fees as they become due on any of the Credits. At least one Business Day prior to any such debit of a deposit account of Borrower, Agent shall provide a written statement of all amounts to be debited. Should, for any reason whatsoever, the funds in any such deposit account be insufficient to pay all principal, interest and/or fees when due, Borrower shall, immediately upon demand, remit to Agent the full amount of any such deficiency.

              (b) Place and Manner. Borrower shall make all payments due to each Lender under the Loan Documents by payment to Agent at Agent's Office, for the account of such Lender, in lawful money of the United States and in same day or immediately available funds not later than 12:00 noon Pacific Standard time on the date due. Agent shall promptly disburse to each Lender at such Lender's Applicable Lending Office each such payment received by Agent for such Lender.

              (c) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

              (d) Default Interest Rate. Notwithstanding any contrary provision of this Agreement or any Note, upon the occurrence and during the continuance of any Event of Default, interest shall accrue on the outstanding principal balance of the Line of Credit and each of the Term Loans at an increased rate per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) equal to two percent (2%) above the rate of interest from time to time applicable to such Credit, and on the outstanding principal balance of the Letter of Credit Facility at an increased rate per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) equal to five percent (5%) above the Reference Rate in effect from time to time. Borrower agrees that an Event of Default will cause the Agent to incur additional expense in servicing the Credits, that the Agent is entitled to damages for the detriment caused thereby, that such damages are extremely difficult and impractical to ascertain, and that application of the above default interest rates to the amounts owing by Borrower under the Loan Documents is a reasonable estimate of such damages to Agent.

              (e) Application of Payments. All payments under the Loan Documents (including prepayments) shall be applied first to unpaid fees, costs and expenses then due and payable under this Agreement and the other Loan Documents, second to accrued interest then due and payable under the Loan Documents, and finally to reduce the outstanding principal amount of such Credits. Subject to the provisions of Section 3.2, if no Event of Default has occurred and is continuing, Agent shall, subject to the preceding sentence, apply all payments to be applied to Borrower's obligations as directed by Borrower. If an Event of Default has occurred and is continuing or if Borrower fails to direct application, Agent shall apply such payments as determined by it in its discretion.

              (f) Failure to Pay Agent. Unless Agent shall have received notice from Borrower at least one (1) Business Day prior to the date on which any payment is due to the Lenders hereunder that Borrower will not make such payment in full, Agent may assume that Borrower has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower shall not have made such payment in full to Agent, such Lender shall repay to Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Agent, at the Federal Funds Rate. A certificate of Agent submitted to any Lender with respect to any amounts owing by such Lender under this Section 2.7(f) shall be presumptive evidence of such amounts.

              SECTION 2.8 PREPAYMENT.

              (a) Optional Prepayments. Borrower may, through one of its Authorized Representatives and upon at least (i) one (1) Business Day's prior written notice to Agent if interest is determined in relation to the Reference Rate, or (ii) three (3) Business Days' prior written notice to Agent if interest is determined in relation to

LIBOR, prepay the outstanding amount of the Line of Credit or any Term Loan in whole or in part, without premium or penalty, except as required by Section 2.13 hereof. Partial prepayments of any portion of the Line of Credit or any Term Loan shall be in the minimum amount of $1,000,000 and in integral multiples of $100,000.

              (b) Application of Term Loan Prepayments. All optional prepayments on any of the Term Loans pursuant to Section 2.8(a) shall be applied pro rata to reduce principal then outstanding.

              SECTION 2.9 FUNDING.

              (a) Lender Funding and Disbursement. Each Lender shall, before 11:00 a.m. (San Francisco time) on the date of each borrowing under the Line of Credit or under any of the Term Loans, make available to Agent at Agent's Office, in same day or immediately available funds, such Lender's Proportionate Share thereof. After Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article V hereof, Agent will promptly disburse such funds in same day or immediately available funds to Borrower. Unless otherwise directed by Borrower in writing, Agent shall disburse the proceeds of each borrowing to Borrower by deposit to any demand deposit account maintained by Borrower with Agent.

              (b) Lender's Failure to Fund. Unless Agent shall have received notice from a Lender on or prior to the date of any borrowing under the Line of Credit or any of the Term Loans that such Lender will not make available to Agent such Lender's Proportionate Share thereof, Agent may assume that such Lender has made such portion available to Agent on the date of such borrowing in accordance with Section 2.9(a) hereof, and Agent may, in reliance upon such assumption, make available to Borrower (or otherwise disburse) on such date a corresponding amount. If any Lender does not make the amount of its Proportionate Share of any borrowing available to Agent on the date of such borrowing, such Lender shall pay to Agent, on demand, interest which shall accrue on such amount until made available to Agent at rates equal to (i) the daily Federal Funds Rate during the period from the date of such borrowing through the third Business Day thereafter, and (ii) thereafter, the Reference Rate in effect from time to time. A certificate of Agent submitted to any Lender with respect to any amounts owing under this Section 2.9(b) shall be presumptive evidence of such amounts. If any Lender's Proportionate Share of any borrowing is not in fact made available to Agent by such Lender within three (3) Business Days after the date of such borrowing, Borrower shall pay to Agent, on demand, an amount equal to such Proportionate Share together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is repaid to Agent, at the rate of interest then applicable thereto.

              (c) Lenders' Obligations Several. The obligation of each Lender hereunder is several. The failure of any Lender to make available its Proportionate

Share of any borrowing shall not relieve any other Lender of its obligation hereunder to do so on the date requested, but no Lender shall be responsible for the failure of any other Lender to make available the Proportionate Share to be funded by such other Lender.

              SECTION 2.10 PRO RATA TREATMENT.

              (a) Borrowings. Except as otherwise provided herein, (i) each extension of credit under any Credit shall be made or shared among the Lenders pro rata according to their respective Proportionate Shares in such Credit, and
(ii) each payment of principal of and interest or fees on a Credit shall be made or shared among the Lenders pro rata according to the respective unpaid principal amounts of such Credit held by such Lenders.

              (b) Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary or otherwise) on account of a Credit in excess of its ratable share of payments on account of such Credit obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders sufficient participations in such Credit as shall be necessary to cause the purchasing Lender's interest in the Credit to be equivalent to the excess payment received; provided however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10(b) may, to the fullest extent permitted by law, exercise all its rights of payment (but not including any right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

              SECTION 2.11 CHANGE OF CIRCUMSTANCES.

              (a) Inability to Determine Rate. If Agent at any time shall determine that adequate and reasonable means do not exist for ascertaining LIBOR, or the Majority Lenders shall determine at any time that LIBOR does not accurately reflect the cost to Lenders of making or maintaining LIBOR interest rates hereunder, then Agent shall give telephonic notice (promptly confirmed in writing) to Borrower and each Lender of such determination. If such notice is given, and until such notice has been withdrawn in writing by Agent, then no LIBOR interest option may be selected by Borrower and any portion of any Credit which bears interest determined in relation to LIBOR, subsequent to the end of the Fixed Rate Term applicable thereto, shall bear interest determined in relation to the Reference Rate pursuant to the terms and conditions of this Agreement.

              (b) Illegality: Termination of Commitment. Notwithstanding any other provisions herein, if any Change of Law shall make it unlawful for any Lender (i) to make a LIBOR interest rate available, or (ii) to maintain LIBOR interest rates hereunder, then, in the former event, any obligation of Lenders hereunder to make available such unlawful LIBOR interest rate shall forthwith be canceled, and in the latter event, any such unlawful LIBOR interest rate then outstanding shall at the option of Agent be converted so that interest is determined in relation to the Reference Rate pursuant to the terms of this Agreement; provided however, if any such Change in Law, shall permit a LIBOR interest rate until the expiration of the Fixed Rate Term relating thereto, then such permitted LIBOR interest rate shall continue as such until the end of such Fixed Rate Term. With respect to any outstanding principal amount as to which such LIBOR interest rate is converted to a lower rate in accordance with the foregoing terms and provisions, Borrower agrees to pay to Agent, for the benefit of each Lender, as appropriate, the amount of any increase in cost or expense to the Lenders.

              (c) Charges: Illegality. Upon the occurrence of any event described in Section 2.11(b) hereof, Borrower shall pay to Agent, for the benefit of each Lender, as appropriate, such amount or amounts as may be necessary to compensate such Lender for any fines, fees, changes, penalties or other amounts payable by such Lender as a result thereof and which are attributable to LIBOR interest rates made available to Borrower hereunder. In determining which amounts payable by any Lender and/or losses incurred by any Lender are attributable to LIBOR interest rates made available to Borrower hereunder, any reasonable allocation made by any Lender among its operations shall be conclusive and binding upon Borrower provided Lender provides Borrower with a statement setting forth in reasonable detail such amount and the reasonable calculation thereof.

              (d) Charges: Change of Law. If, after the date of this Agreement, any Change of Law:

                     (i) shall subject any Lender to any tax, duty or other
              charge with respect to any LIBOR interest rate, or shall change the basis of taxation of payments by Borrower to any Lender of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of taxation on the overall net income of any Lender imposed by the jurisdiction of such Lender's incorporation or by any jurisdiction in which its Applicable Lending Office is located); or

                     (ii) shall impose, modify or hold applicable any reserve,
              special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender; or

                     (iii) shall impose on any Lender any other condition with
              respect to its performance hereunder;

and the effect of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining any LIBOR interest rate hereunder or to reduce any amount receivable by such Lender in connection therewith, then Borrower shall, pay to Agent, on behalf of each Lender, as appropriate, such amount or amounts as may be necessary to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts. A certificate as to the amount of such increased costs or reduced amounts, delivered by such Lender to Borrower (which delivery shall be through Agent) shall, in the absence of manifest error, be conclusive and binding on Borrower for all purposes provided Lender provides Borrower with a statement setting forth in reasonable detail such amount and the reasonable calculation thereof.

              (e) Capital Requirements. If any Lender shall have determined that any Change of Law regarding capital adequacy which occurs after the Closing Date hereof has or shall have the effect of reducing the rate of return on the capital of such Lender (or any entity controlling such Lender) as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such entity would have achieved but for such Change of Law (taking into consideration such Lender's or such entity's policies with respect to capital adequacy), by an amount deemed by such Lender to be material, then from time to time, within fifteen (15) days after presenting a statement setting forth in reasonable detail such amount and the reasonable calculation thereof. Borrower shall pay to Agent, for the benefit of such Lender such amounts set forth therein which shall compensate such Lender for such reduction.

              SECTION 2.12 TAXES ON PAYMENTS.

              (a) Payments Free of Taxes. All payments made by Borrower under the Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (except net income taxes imposed on Agent or any Lender) (with all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings relating to the payments made hereunder being hereinafter referred to herein as "Taxes"). If any Taxes are required to be withheld from any amounts payable to Agent or any Lender under the Loan Documents, the amounts so payable to Agent or such Lender shall be increased to the extent necessary to yield to Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Loan Documents. Whenever any such

Taxes are payable by Borrower, as promptly as possible thereafter, Borrower shall send to Agent, for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Agent the required receipts or other required documentary evidence, Borrower shall indemnify Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by Agent or any Lender as a result of any such failure. The agreements in this Section 2.12(a) shall survive the termination of this Agreement for a period not to exceed the lesser of the applicable statute of limitations or twenty-four months.

              (b) Withholding Exemption Certificates. Each Lender agrees that it will deliver to Borrower and Agent, upon the reasonable request of Borrower or Agent, either (i) a statement that it is incorporated under the laws of the United States of America or a state thereof, or (ii) if it is not so incorporated, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

              SECTION 2.13 FUNDING LOSS INDEMNIFICATION.

              (a) LIBOR. If Borrower shall (a) repay or prepay any portion of a Credit which bears interest determined in relation to LIBOR on any day other than the last day of the Fixed Rate Term therefor (whether an optional prepayment, a mandatory prepayment, a payment upon acceleration or otherwise),
(b) fail to borrow any such portion of a Credit for which a Notice of Borrowing has been delivered to Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), or (c) fail to convert or continue at the LIBOR interest option any portion of a Credit in accordance with a Notice of Conversion or Continuation delivered to Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), Borrower shall, concurrent with Borrower's repayment pursuant to the foregoing, reimburse Agent on behalf of each Lender, as appropriate, and hold such Lender harmless for all costs and losses incurred by such Lender as a result of such repayment, prepayment or failure. Borrower understands that such costs and losses may include, without limitation, losses incurred by a Lender as a result of funding and other contracts entered into by such Lender to fund any LIBOR portion of any Credit. Each Lender demanding payment under this Section 2.13 shall, in accordance with the foregoing, deliver to Agent for delivery to Borrower a certificate setting forth the amount of costs and losses for which demand is made. Borrower shall have the right to review and confirm any amount alleged to be owing and any calculation relating thereto. The agreements in this Section
2.13 shall survive the termination of this Agreement.

              (b) Treasury Rate. If Borrower shall repay or prepay any portion of a Credit which bears interest at the Treasury Rate on any day other than the last day of its term (whether an optional prepayment, a mandatory prepayment, a payment upon acceleration or otherwise), Borrower shall pay to such Lender the "prepayment indemnity" more particularly described on Schedule 2.13(b).

              SECTION 2.14 AUTHORIZED REPRESENTATIVES. On the Closing Date, and from time to time subsequent thereto at Borrower's option, Borrower shall deliver to Agent a written notice in the form of Exhibit F attached hereto (each, a "Notice of Authorized Representatives"), which designates by name each of Borrower's Authorized Representatives and includes each of their respective specimen signatures. Agent shall be entitled to rely conclusively on the authority of each officer or employee designated as an Authorized Representative in the most current Notice of Authorized Representatives delivered by Borrower to Agent, to request borrowings and select interest rate options hereunder, and to give to Agent such other notices are as specified herein as being made through one of Borrower's Authorized Representatives, until such time as Borrower has delivered to Agent, and Agent has actual receipt of, a new written Notice of Authorized Representatives. Agent shall have no duty or obligation to Borrower to verify the authenticity of any signature appearing on any Notice of Borrowing, Notice of Conversion or Continuation or any other written notice from an Authorized Representative or to verify the authenticity of any person purporting to be an Authorized Representative giving any telephonic notice permitted hereby.

              SECTION 2.15 COLLATERAL.

              (a) Personal Property Collateral and Contract Collateral. As security for all indebtedness of Borrower to Lenders pursuant to this Agreement, as of the Closing Date Borrower grants to Agent, for the benefit of Lenders, a security interest of first priority in the Personal Property Collateral.

              (b) Real Property Collateral. As additional security for all indebtedness of Borrower to Lenders pursuant to this Agreement, as of the Closing Date Borrower grants to Agent, for the benefit of Lenders (but only to the extent that a Lender has a Proportional Share in any of the Term Loans), (i) a lien of first priority in the Monterey Park Property and all improvements thereon with respect to Term Loan A, (ii) a lien of first priority in the El Monte Property and all improvements thereon with respect to Term Loan B, (iii) a lien of second priority in the Monterey Park Property and all improvements thereon with respect to Term Loan C, and (iv) a lien of second priority in the El Monte Property and all improvements thereon with respect to Term Loan C, subject solely to such exceptions to title as Agent shall deem acceptable.

              (c) Cross-Collateralization and Cross-Default. Borrower acknowledges that the Lenders have made the Credits to Borrower upon the security of Borrower's collective interests in the Collateral and in reliance upon the Collateral taken together being of greater value as collateral security than the sum of the Collateral taken separately. Borrower agrees that the Security Agreements are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any Security Agreement shall constitute an Event of Default under each of the other Security Agreements; (ii) an Event of Default under any Note or this Agreement shall constitute an Event of Default under each Security Agreement; and (iii) each Deed of Trust shall secure the obligations evidenced by all of the Notes as if a single blanket lien were placed on all of the Collateral as security for such obligations provided that to the extent that a Lender does not have a Proportional Share in a particular Credit hereunder, such Lender's security interest in the Collateral for such Credit shall be subordinate and second in priority to the pro rata security interests of the Lenders having Proportional Shares in such Credit(s).

              (d) Documentation; Fees. All of the foregoing shall be evidenced by and subject to the terms of the documents described in Section 5.1 hereof. Borrower shall fully cooperate with Agent and perform all additional acts reasonably requested by Agent or any Lender to effect the purposes of this
Section 2.15. Borrower shall reimburse Agent, immediately upon demand, for all reasonable costs and expenses incurred by Agent in connection with any of the foregoing security, including filing and recording fees and costs of inspections, expert opinions, appraisals, and audits.

              SECTION 2.16 GUARANTIES. One hundred percent (100%) of the principal amount of the Credits plus one hundred percent (100%) of all accrued interest, late charges, attorney's fees and other charges arising under the Credits, shall be unconditionally guaranteed by each of the Guarantors. Notwithstanding the foregoing, Lender agrees that American Xtal Technology (Hong
Kong) and Lyte Optronics Ltd. (UK) shall be released at such time as Borrower has provided Agent with satisfactory evidence that such Guarantors have ceased all operations and have no assets.


                                   ARTICLE III

                       PAYMENTS WITH RESPECT TO THE BONDS
                            AND THE LETTER OF CREDIT

              SECTION 3.1 ANNUAL REDEMPTION OF BONDS. Borrower covenants to take all necessary action to prepay the loan and cause optional redemptions of the Bonds pursuant to Article IV of the Indenture and this Section 3.1 at a price equal to the principal amount of the Bonds to be redeemed, together with accrued interest to the redemption date, on the Bond Interest Payment

Date for December of each year, commencing with the Bond Interest Payment Date for the month of December 2000. The principal amount of Bonds to be redeemed on each such December Bond Interest Payment Date is set forth on Schedule 2.3(a) attached hereto.

              SECTION 3.2 REIMBURSEMENT DEPOSIT ACCOUNT. Borrower agrees to maintain an interest-bearing deposit account in Borrower's name with U.S. Bank (the "Reimbursement Deposit Account"), which shall be pledged to Agent as security for Borrower's performance of its obligations under this Agreement. Borrower agrees to deposit into the Reimbursement Deposit Account on a monthly basis, three (3) Business Days before the Bond Interest Payment Date for such month, until the earlier to occur of (x) the earliest date on which both no further demands may be made for a drawing under the Letter of Credit and all amounts due to Agent or any Lender under this Agreement in respect of the Letter of Credit have been paid in full, or (y) the Expiration Date (such earlier date, the "Termination Date"), an amount equal to the sum of (i) the next monthly interest payment that Borrower is obligated to make under the Indenture and (ii) the smallest monthly amount that, if deposited by Borrower into the Reimbursement Deposit Account each month during the year commencing on the date of the last annual principal redemption of the Bonds, would be sufficient to meet when due the next annual principal redemption of the Bonds as required under Section 3.1 hereof.

              SECTION 3.3 OTHER OPTIONAL REDEMPTIONS OF BONDS. Notwithstanding any contrary provision of this Agreement, any optional redemption of the Bonds under the Indenture other than the optional redemptions required by Section 3.1, above, shall require the advance written consent of Agent (which consent shall not be unreasonably withheld), and Agent's receipt of satisfactory evidence of Borrower's ability to reimburse Agent and Lenders for any drawing under the Letter of Credit for such redemption.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

              Except as set forth in Schedules 4.5-4.16 hereto (the "Disclosure Schedule"), the parts of which are numbered according to the relevant Sections of this Agreement, Borrower makes the following representations and warranties to Agent and Lenders, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Lenders and Agent under this Agreement.

              SECTION 4.1 LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of the State of Delaware, each of Borrower and each Guarantor is qualified or licensed to do business in California and is in good standing as a foreign corporation in California, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all other jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a Material Adverse Effect.

              SECTION 4.2 AUTHORIZATION AND VALIDITY. The execution, delivery and performance by each of Borrower and each Guarantor of the Loan Documents to which it is a party have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof such Loan Documents will constitute legal, valid and binding agreements and obligations of Borrower and such Guarantor, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors' rights generally or the availability of equitable remedies.

              SECTION 4.3 NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents to which it is a party do not (a) to Borrower's knowledge, violate any provision of any applicable law or regulation,
(b) contravene any provision of the Certificate of Incorporation or By-Laws of Borrower, (c) result in a breach of, or constitute a default under, any contract, obligation, indenture or other instrument, or, any judgment, injunction, order or decree, to which Borrower is a party or by which Borrower or any of its respective property may be bound, or (d) result in or require the creation or imposition of any lien, security interest or other charge or encumbrance upon or with respect to any property of Borrower except in favor of Agent or Lenders.

              SECTION 4.4 NO ADDITIONAL APPROVALS. No further approval, authorization, consent, order, notice to or filing or registration with any governmental authority or any public board or body is legally required with respect to the execution, delivery or performance by Borrower of the Loan Documents to which it is a party where the failure to obtain such approval could reasonably have a Material Adverse Effect.

              SECTION 4.5 LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could reasonably be expected to have a Material Adverse Effect.

              SECTION 4.6 CORRECTNESS OF FINANCIAL STATEMENT. The audited consolidated financial statements of Borrower dated as of December 31, 1999, and the unaudited interim consolidated financial statements of Borrower dated as of March 31, 2000, heretofore delivered by Borrower to Agent, (a) are complete and correct and present fairly the financial condition of Borrower as of the date thereof; (b) disclose all liabilities of Borrower that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and (c) have been prepared in accordance with GAAP. Since the date of such financial statements there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged or granted a security interest in or otherwise encumbered any of its assets or properties except as permitted by this Agreement or as disclosed by Borrower to Agent in the Disclosure Schedule.

              SECTION 4.7 INCOME TAX RETURNS. Except to the extent covered by legally permitted and validly filed extensions, Borrower has filed all United States federal income tax returns, state tax returns and all other material tax returns which it is required to file, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by them, except for those being actively contested in good faith. The charges, accruals and reserves on the books of Borrower in respect of taxes or other governmental charges are, in the opinion of Borrower or its independent certified public accountants, adequate. Borrower has no knowledge of any pending assessments or adjustments of the income tax paid or payable by Borrower with respect to any year.

              SECTION 4.8 NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower or any Guarantor is a party or by which Borrower or any Guarantor may be bound that requires the subordination in right of payment of any of Borrower's or such Guarantor's or such other Person's obligations subject to this Agreement to any other obligation of Borrower or such Guarantor or such other Person.

              SECTION 4.9 PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, franchises and licenses required and rights to all trademarks, trade names, patents and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

              SECTION 4.10 ERISA. Borrower and each Guarantor is in compliance in all material respects with all applicable provisions of ERISA; neither Borrower nor any Guarantor has violated any provision of any Plan maintained or contributed to by Borrower or such Guarantor or such other Person; no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower or any Guarantor; each of Borrower and each Guarantor has met its minimum funding requirements under ERISA with respect to each Plan; and each

Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under GAAP.

              SECTION 4.11 OTHER OBLIGATIONS. To the best of Borrower's knowledge, neither Borrower nor any Guarantor is in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

              SECTION 4.12 GOVERNMENT REGULATIONS. Neither Borrower nor any Guarantor is subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Interstate Commerce Act, the Public Utility Holding Company Act of 1935 or any federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed.

              SECTION 4.13 SECURITIES ACTIVITIES. Neither Borrower nor any Guarantor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined within Regulations G, T and U of the Board of Governors of the Federal Reserve System), and not more than twenty-five percent (25%) of the value of Borrower's or any Guarantor's assets consists of such margin stock.

              SECTION 4.14 ENVIRONMENTAL MATTERS. Except as set forth on the Disclosure Schedule hereto, each of Borrower and each Guarantor is in compliance in all material respects with all applicable Federal and state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's or any Guarantor's operations and/or properties, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, the Federal Toxic Substances Control Act and the California Health and Safety Code, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower or any Guarantor is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. To Borrower's knowledge, neither Borrower nor any Guarantor has any material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

              SECTION 4.15 REAL PROPERTY COLLATERAL. Except as set forth in
Schedule 4.15 hereto, with respect to the Real Property Collateral:

              (a) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, and rents (if any) which previously became (or without payment before the date hereof would have become) delinquent in respect thereof have been paid as of the date hereof;

              (b) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to any such lien) which affect all or any interest in any such real property and which are or may be prior to or equal to the lien thereon in favor of Agent;

              (c) To Borrower's knowledge, none of the improvements which were included for purpose of determining the appraised value of any such real property lie outside of the boundaries and/or building restriction lines thereof, and no improvements on adjoining properties materially encroach upon any such real property; and

              (d) There is no pending, or to the best of Borrower's knowledge threatened, proceeding for the total or partial condemnation of all or any portion of any such real property, and all such real property is in good repair and free and clear of any damage that would materially and adversely affect the value thereof as security and/or the intended use thereof.

              SECTION 4.16 SUBSIDIARIES. Borrower does not own any stock or equity interest in any corporation or other entity, other than those listed on the Disclosure Schedule hereto.

              SECTION 4.17 TRUTH, ACCURACY OF INFORMATION. All financial and other information furnished to Agent or any Lender in connection with this Agreement is true and correct as of the date hereof and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the information furnished, in light of the circumstances under which furnished, not misleading.


                                    ARTICLE V
                                   CONDITIONS

              SECTION 5.1 CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Lenders to extend any credit contemplated by this Agreement is subject to the fulfillment to Agent's satisfaction of all of the following conditions:

              (a) Approval of Agent's Counsel. All legal matters incidental to the extension of credit hereunder shall be satisfactory to counsel for Agent.

              (b) Documentation. Agent shall have received, in form and substance satisfactory to Agent, each of the following duly executed:

                     (i) This Agreement and the Notes.

                     (ii) Guaranty from each Guarantor as required by Section
              2.16 hereof.

                     (iii) All Security Agreements, UCC-1 Financing Statements
              and other documentation from Borrower and each other person or entity required by Agent for the creation, perfection and preservation of the personal property security interests described in Section 2.15(a) hereof.

                     (iv) All Deeds of Trust and other documentation from
              Borrower and each other person or entity required by Agent for the creation, perfection and preservation of the real property security interests described in Section 2.15(b) hereof (including, as deemed necessary by Agent, a modification to the Deeds of Trust encumbering the Solar Way Property and the Technology Drive Property), together with such policies of title insurance covering said parcels of real property, issued by companies, in amounts and in form and substance as Agent shall deem acceptable.

                     (v) Corporate Borrowing Resolution from Borrower.

                     (vi) Resolution from each corporate or limited liability
              company Guarantor authorizing the execution and delivery of its respective Guaranty and its pledge of collateral required hereunder.

                     (vii) Certified copies of the filed Articles of
              Incorporation for Borrower and each corporate Guarantor and the certificate of formation for each limited liability company Guarantor.

                     (viii) Certificate of Incumbency from Borrower and each
              corporate or limited liability company Guarantor.

                     (ix) Notice of Authorized Representatives.

                     (x) Evidence satisfactory to Agent certifying that all
              improvements at each of the Real Properties comply with all applicable zoning and building laws, and all approvals, consents, licenses, and permits necessary to conduct Borrower's business have been obtained.

                     (xi) An opinion of Gray Cary Ware & Freidenrich LLP,
              counsel to Borrower, in form satisfactory to Agent, confirming that the

              Loan Documents are valid, binding and enforceable in accordance with their terms, that they do not violate any usury or other applicable laws and that the Borrower, the Guarantors and each of the Real Properties are in compliance with all applicable laws.

                     (xii) Copies of all of Borrower's franchise agreements and service agreements.

                     (xiii) Evidence of a tax service contract with a third
              party vendor which shall provide tax information on the Properties.

                     (xiv) Copies of all material contracts, agreements and
              leases set forth on Schedule 5 hereto (the "Contract Collateral") to which Borrower or any Guarantor is a party and assignments thereof to Agent as additional collateral for the Credits and any consents to such assignment or landlord waivers as Agent may require.

                     (xv) Copies of the most current tax bills for each of the
              Real Properties evidencing no delinquency in payment and that such Real Property has been segregated from all other property on the applicable municipal tax rolls.

                     (xvi) A written certification executed by Borrower and each
              Guarantor certifying as to the truth and accuracy of all material facts pertinent to the Credits and to the legal opinion described in (xi) above.

                     (xvii) Such other documents as Agent may require under any other Section of this Agreement.

              (c) Financial Statements. Agent shall have received, in form and substance satisfactory to Agent and Lenders, audited financial statements for Borrower for and as of the fiscal year ending December 31, 1999, which financial statements shall reflect no material adverse change in the financial condition of Borrower from the financial information previously delivered to Agent.

              (d) Fees and Expenses. Borrower shall have paid all fees and invoiced costs and expenses then due pursuant to the terms of this Agreement and all Loan Costs incurred by Agent as of the Closing Date.

              (e) Insurance. Borrower shall have delivered to Agent evidence of insurance coverage on all Borrower's and Guarantor's property, in form, substance, amounts, covering risks and issued by companies satisfactory to Agent, and where required by Agent, with loss payable endorsements in favor of Agent, including policies of fire and extended coverage insurance covering the Real Property Collateral, with replacement cost and mortgagee loss payable endorsements, commercial general liability insurance for Borrower and each Guarantor with respect to each of Borrower's and such Guarantor's properties providing for limits of not less than $5,000,000 for both injury to or death of a person and for property damage per occurrence, and such policies of insurance against specific hazards affecting any such real property as may be required by governmental regulation or Agent.

              (f) Appraisals; Collateral Audit; and Credit Checks. Agent shall have obtained, at Borrower's cost (A) an appraisal of all Real Property Collateral, all improvements thereon, and all Personal Property Collateral issued by an appraiser acceptable to Agent and in form, substance and reflecting values satisfactory to Agent, in its discretion, (B) a collateral audit of all Personal Property Collateral performed by a person satisfactory to Agent and in form, substance and reflecting values satisfactory to Agent, and (C) satisfactory credit checks on Borrower and each Guarantor.

              (g) Title Insurance. As to the El Monte Property and the Monterey Park Property, Agent shall have received an ALTA Policy of Title Insurance, with such endorsements as Agent may require, including CLTA endorsements 100, 100.29, 103.1A, 103.7, 104.7, 111.5, 116, 116.4, 116.7 and 123.2, issued by a company and in form and substance satisfactory to Agent, in such amount as Agent shall require, insuring Agent's lien on the El Monte Property and the Monterey Park Property to be of first priority, subject only to such exceptions as Agent shall approve in its discretion, with all costs thereof to be paid by Borrower. As to the Solar Way Property and the Technology Drive Property, Agent shall have received a CLTA 110.5 modification endorsement to each of the existing Title Policies for such properties.

              (h) Environmental Reports. Agent shall have obtained, at Borrower's cost, a Phase I (and to the extent deemed necessary by Agent, a Phase
II) Environmental Site Assessment for each parcel of Real Property Collateral, and such other documentation as Agent may reasonably determine is necessary in order to adequately review and make a determination as to the condition of each such parcel of Real Property Collateral.

              (i) Material Adverse Change. There shall have been no material adverse change, as determined by Agent, in the business, operations, properties, or financial condition of Borrower since the dates of the financial statements delivered to Agent pursuant to Section 5.1(c).

              (j) Engineering Survey. Agent shall have made a physical inspection of each parcel of Real Property Collateral and if required by Agent, an independently prepared structural and mechanical engineering report satisfactory to Agent.

              (k) UCC Filings. There shall exist no UCC filings against Borrower or any Guarantor which have not been approved by Agent, and each of Borrower and each Guarantor, as applicable, shall have delivered to Agent such first priority UCC-1

Financing Statements covering all Personal Property Collateral and Contract Collateral as Agent may require.

              (l) Subordination Agreement. Agent shall have received, in form and substance satisfactory to Agent, a subordination agreement from the Small Business Administration subordinating its lien in the Solar Way Property to Agent's first priority lien in the Solar Way Property or a re-affirmation thereof consenting to the cross-collateralization as set forth in the Loan Documents.

              SECTION 5.2 CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Lenders to make each extension of credit requested by Borrower hereunder (including the initial extension of credit) shall be subject to the fulfillment to Agent's satisfaction of all of the following conditions:

              (a) Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Lenders pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Default or Event of Default shall have occurred and be continuing or shall exist, and Agent shall have received a certificate confirming the matters set forth in this Section 5.2(a) signed by a senior financial officer of Borrower.

              (b) Borrowing Base. With respect to the Line of Credit, Agent has determined that there is availability under the Borrowing Base to make the extension of credit.

              (c) Minimum Extension of Credit. The extension of credit is in the amount of at least $100,000; however, Agent in its sole discretion may make an extension of credit in an amount less than $100,000.

              (d) Documentation. Agent shall have received all additional documents which may be required in connection with such extension of credit. Borrower shall pay the costs of any additional documentation, legal fees or title insurance required by Agent to evidence such extension of credit and preserve the priority of the lien of the Security Documents.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

              Borrower covenants that so long as Lenders remain committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Lenders under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Agent otherwise consents in writing:

              SECTION 6.1 PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

              SECTION 6.2 ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Agent, upon reasonable notice and during regular business hours, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower. Borrower shall not be responsible for the costs of more than one (1) inspection and audit of Borrower's books and records in any six (6) month period if an Event of Default is not continuing during the inspection and audit.

              SECTION 6.3 FINANCIAL STATEMENTS. Provide to Agent all of the following, in form and detail satisfactory to Agent:

              (a) not later than ninety (90) days after and as of the end of each fiscal year, an audited financial statement of Borrower and each entity whose financial results are consolidated with those of Borrower for reporting purposes, prepared by a nationally recognized certified public accountant, to include a balance sheet, income statement, statement of cash flows, reconciliation of net worth and notes to financial statements;

              (b) not later than thirty (30) days prior to the end of each fiscal year, an annual budget for Borrower, prepared by Borrower, which shall include three-year projections of Borrower's operations and planned capital expenditures and financial projections for Borrower and each entity whose financial results are consolidated with those of Borrower for reporting purposes for the next fiscal year;

              (c) not later than forty-five (45) days after and as of the end of each fiscal quarter, a financial statement of Borrower and each entity whose financial results are consolidated with those of Borrower for reporting purposes, prepared by Borrower, to include a balance sheet and income statement;

              (d) not later than thirty (30) days after and as of the end of each calendar month, (i) a calculation of the Borrowing Base certified as correct by a senior financial officer of Borrower; and (ii) an accounts receivable aging and an accounts payable aging;

              (e) not later than ninety (90) days after and as of the end of each fiscal year, a financial statement of each Guarantor hereunder, prepared by such Guarantor to include a balance sheet and, for any non-individual Guarantor, an income statement, and within thirty (30) days after filing, copies of each such Guarantor's filed United States federal income tax returns, if any, for such year;

              (f) contemporaneously with each annual and quarterly financial statement of Borrower required hereby, a certificate of the chief financial officer or other executive officer of Borrower that said financial statements are accurate, that Borrower is in compliance with the financial covenants set forth in Section 6.9 below and that there is no Borrowing Base Deficiency as defined in Section 6.16 below, and that there exists no Event of Default nor any condition, act or event which, with the giving of notice or the passage of time or both, would constitute an Event of Default;

              (g) from time to time such other information as Agent may reasonably request.

              SECTION 6.4 COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

              SECTION 6.5 INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts reasonably satisfactory to Agent, and deliver to Agent from time to time at Agent's request schedules setting forth all insurance then in effect.

              SECTION 6.6 FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, ordinary wear and tear excepted, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained, ordinary wear and tear excepted.

              SECTION 6.7 TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made appropriate reserves in accordance with GAAP.

              SECTION 6.8 LITIGATION. Promptly give notice in writing to Agent of any litigation pending or threatened against Borrower with a claim in excess of $500,000.00.

              SECTION 6.9 FINANCIAL CONDITION. Maintain Borrower's financial condition as follows, based on the consolidated financial statements of Borrower and each entity whose financial results are consolidated with those of Borrower for reporting purposes, using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

              (a) Maintain at all times a ratio of current assets to current liabilities greater than or equal to 1.75 to 1.00.

              (b) Without Agent's prior written consent, Borrower shall not incur expenses for capital expenditures in excess of (i) $50,000,000 for the Borrower's fiscal year 2000, and (ii) $40,000,000 for the Borrower's fiscal year 2001, and (iii) thereafter, such limit to be mutually approved by Borrower and Majority Lenders.

              (c) Maintain at all times a Minimum Interest Coverage Ratio of
3.00 to 1:00, measured quarterly, based upon the four-quarter period then ended.

              (d) Maintain, as of the end of each fiscal quarter commencing with the quarter ended September 30, 2000, a Tangible Net Worth not less than $63,000,000.00 plus seventy-five percent (75%) of net income for each fiscal quarter after June 30, 2000 without deduction for losses, plus 100% of net equity proceeds.

              (e) Maintain at all times a Fixed Charge Coverage Ratio of not less than (i) 1.15 to 1.00 for the period from January 1, 2000 to December 31, 2000, measured as of December 31, 2000, and (ii) 1.25 to 1.00 measured for the most recent four historical quarters (excluding the current quarter in possession), for the fiscal quarter ending on March 31, 2001 and for each fiscal quarter thereafter.

              (f) Maintain a ratio of Funded Debt to EBITDA not to exceed the following amounts for the four (4) consecutive fiscal quarter period ending on the last day of each fiscal quarter during the following periods:

              -----------------------------------------------------------------
              the period from June 30, 2000, through and         2.50 to 1.00
              including December 31, 2000
              -----------------------------------------------------------------
              the period from January 1, 2001, through and
              including December 31, 2001, and each fiscal       2.00 to 1.00
              quarter thereafter
              -----------------------------------------------------------------


              SECTION 6.10 NOTICE TO AGENT. Promptly (but in no event more than five (5) Business Days after Borrower becomes aware of the occurrence of each such event or matter) give written notice to Agent in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which, with the giving of notice or the passage of time or both, would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $500,000.

              SECTION 6.11 SITE VISITS; RIGHT TO STOP WORK. Agent and its agents and representatives shall have the right to enter and visit the Real Property and the facilities thereon during regular business hours. In each instance, Agent shall give Borrower reasonable notice before entering any of the Real Property facilities thereon. Agent shall use its best efforts to reasonably avoid interfering with Borrower's use of any Real Property facilities thereon or with Borrower's business operations when exercising any of the rights granted in this Section 6.11. Notwithstanding this Section 6.11 or any other provisions of the Loan Documents, Borrower shall not be responsible for the cost of more than one (1) such visit to the Real Properties and facilities thereon in any six (6) month period if an Event of Default is not continuing at the time of the proposed visit.

              SECTION 6.12 SECURITY. At all times maintain in favor of Agent perfected security interests of such priority as is designated herein in all assets in which, under the provisions of this Agreement, Agent has or is to obtain a security interest; take such actions (including the execution of financing statements and fixture filings) as Agent reasonably requests to protect Agent's security interests; and provide to Agent such assurances as Agent may require as to Borrower's compliance herewith.

              SECTION 6.13 RELATED DOCUMENTS. Comply with the terms and covenants of the Related Documents to which it is a party, and Borrower will not amend, modify or terminate, or agree to amend, modify or terminate, any Related Document.

              SECTION 6.14 INVESTIGATIONS AND INQUIRIES. Agent and its agents and representatives shall have the right once per six (6) month period (or more frequently if an Event of Default is outstanding) to conduct such investigations and inquiries as to the credit and operations of Borrower, each of the Guarantors and the Collateral as shall be necessary in connection with the Credits and monitoring of the Credits, and Borrower shall cooperate with Agent and provide Agent with such information reasonably requested by Agent in the exercise of such right and pay for the cost of such inquiry.

              SECTION 6.15 CONTRACT COLLATERAL. Agent shall have the right to review any Contract Collateral.

              SECTION 6.16 BORROWING BASE DEFICIENCY. If at any time and for any reason, Borrower delivers to Agent a quarterly compliance certificate that shows that the outstanding unpaid principal balance of the Line of Credit exceeds the aggregate amount of the Borrowing Base ("Borrowing Base Deficiency"), or if at any time and for any reason Agent gives notice to Borrower of a Borrowing Base Deficiency, then Borrower shall immediately prepay the principal balance of the Line of Credit in an amount equal to the difference between the aggregate outstanding principal balance of the Line of Credit and the amount of the Borrowing Base.

              SECTION 6.17 NOTICE OF CERTAIN MATTERS. Borrower shall give notice to Agent, within ten (10) days of Borrower's learning thereof, of any of the following:

              (a) any disputes, litigation, investigation, proceeding or suspension that may exist at any time between Borrower or any Guarantor and any Governmental Agency;

              (b) any threat or commencement of proceedings in condemnation or eminent domain relating to any of the Real Property Collateral;

              (c) the commencement of, or any material development in, any litigation or proceeding relating to any Collateral between the Borrower and (i) any Governmental Authority, (ii) any Person having rights under or in connection with any covenants, conditions, restrictions, easements or rights-of-way affecting such Collateral, or (iii) any tenant under its lease of such Collateral, in each case under this subsection (c) the adverse determination of which would reasonably be expected to materially and adversely affect such Collateral;

              (d) upon, but in no event later than ten (10) days after, Borrower's becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions, instituted or threatened in writing against (A) Borrower that involve potential liability in excess of $5,000,000 for any single action or $15,000,000 in the aggregate of all such actions, or
(B) any of the Real Properties, pursuant to any applicable environmental laws,
(ii) all other environmental claims against (A) Borrower that involve potential liability in excess of $5,000,000 for any single environmental claim or $15,000,000 in the aggregate for all such environmental claims, or (B) any Real Property, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of any Real Property that causes such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable environmental laws; and

              (e) any trade name hereafter used by Borrower and any change in Borrower's principal place of business.

              Each notice under this Section 6.17 shall be accompanied by a written statement by Borrower setting forth details of the occurrence referred to therein, and stating what action, if any, Borrower or any affected Guarantor proposes to take with respect thereto and at what time. Each notice under this
Section 6.17 shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Documents that have been breached or violated.


                                   ARTICLE VII
                               NEGATIVE COVENANTS

              Borrower further covenants that so long as Lenders remain committed to extend credit to Borrower pursuant to the terms hereof or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Lenders or Agent under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not, and will not permit any Subsidiary to, without the prior written consent of Majority Lenders:

              SECTION 7.1 USE OF FUNDS. Use any of the proceeds of any Credit extended hereunder except for the following purposes:

              (a) The purposes stated in Article II hereof;

              (b) Payment of outstanding debt owed to U.S. Bank as of the Closing Date, including U.S. Bank's existing line of credit in the amount of $15,000,000.00 and U.S. Bank's existing bridge loan to Borrower; and

              (c) Payment of the Loan Costs.

              SECTION 7.2 OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, which in the aggregate exceed $500,000, except
(a) the liabilities of Borrower to Lenders, or (b) Permitted Indebtedness.

              SECTION 7.3 MERGER, CONSOLIDATION, ORGANIZATIONAL STRUCTURE, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make substantial change in the nature of Borrower's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business; nor change the day to day control and management of Borrower (which shall include the resignation or termination of Morris S. Young from his current position but shall not include the changing of officers or employees in the ordinary course of Borrower's business), Borrower's name, identity or organizational structure; provided, however, that the consent of Majority Lenders will not be required for any of the foregoing that does not result in an expenditure or gain to Borrower of $1,000,000 or less; provided further, however, that Majority Lenders shall not unreasonably withhold their consent in the case of a corporate restructure of Borrower in which Borrower is the surviving entity and ownership and control of Borrower remain substantially unchanged.

              SECTION 7.4 GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Lenders and except as any such liability constitutes Permitted Indebtedness.

              SECTION 7.5 LOANS, ADVANCES, INVESTMENTS. Except for Permitted Investments, make any loans or advances to or investments in any person or entity in excess of $1,000,000 in the aggregate in any fiscal year.

              SECTION 7.6 DIVIDENDS AND DISTRIBUTIONS. Pay any dividend or distribution in any fiscal year, either in cash, stock or any other property, on Borrower's stock now or hereafter outstanding in an aggregate amount that exceeds ten (10%) of Borrower's after-tax net income for such fiscal year, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding in an aggregate amount that exceeds $1,000,000 in any fiscal year.

              SECTION 7.7 PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except any of the foregoing (a) in favor of Agent, or (b) Permitted Liens.


                                  ARTICLE VIII
                                EVENTS OF DEFAULT

              SECTION 8.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

              (a) Loan Document Payments. Borrower fails to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

              (b) Other Required Payments. Borrower fails to pay when due any required payment under the Indenture.

              (c) Misrepresentation. Any financial statement or certificate furnished to Agent in connection with, or any representation or warranty made by Borrower, or any Guarantor shall prove to be incorrect, false or misleading in any material respect when furnished or made or when deemed made.

              (d) Other Covenants. Borrower or any Guarantor fails to perform, observe or comply with any obligation, agreement or other provision on its part to be performed under this Agreement or any other Loan Document (other than those referred to in subsections (a), (b) and (c) above), and with respect to any such failure which by its nature can be cured, such failure shall continue for a period of thirty (30) days from its occurrence.

              (e) Other Defaults. Any event of default by Borrower or any Guarantor in the payment or performance of any obligation under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower or any such Guarantor has incurred any debt or other liability in excess of $500,000 to any person or entity (including any Lender or Agent), which default is not cured within any cure period applicable thereto. The Event of Default under this Section 8.1(e) caused by the occurrence of an event of default under another agreement described in this Section 8.1(e) shall be automatically cured for purposes of this Agreement upon the cure or waiver of the event of default under the other agreement.

              (f) Judgment Liens or Levies. The filing of a notice of judgment lien against Borrower or any Guarantor; or the recording of any abstract of judgment against Borrower or any Guarantor in any county in which Borrower or such Guarantor has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution or other like process, against the assets of Borrower or any Guarantor; or the entry of a judgment against Borrower or any Guarantor, and any of the foregoing shall relate to a claim or judgment of $500,000 or more and shall continue unstayed for a period of forty-five (45) days from its occurrence.

              (g) Insolvency. Borrower or any Guarantor shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; or Borrower or any Guarantor shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code, or under any state or Federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or Federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any Guarantor, and such case or proceeding shall continue undismissed for a period of forty-five (45) days from commencement of such proceeding or case; or Borrower or any Guarantor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any Guarantor shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or Federal law relating to bankruptcy, reorganization or other relief for debtors.

              (h) ERISA Event. A Reportable Event (as defined in ERISA), or any violation of any provision of any Plan maintained or contributed to by Borrower or any Subsidiary, involving an amount in excess of $500,000 occurs and is not cured within forty-five (45) days.

              (i) Invalidity. Any material provision of this Agreement, any other Loan Document or any Related Document shall at any time for any reason cease to be in full force and effect or valid and binding on Borrower or any Guarantor, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower or any Guarantor, or Borrower or any Guarantor shall deny that it has any further liability or obligation under this Agreement, any other Loan Document or any Related Document, and such event shall have or be likely to have, in the reasonable judgment of Agent and Majority Lenders, a Material Adverse Effect.

              (j) Material Adverse Change. A material adverse change, as reasonably determined by Agent and Majority Lenders in the good faith exercise of their discretion, shall occur in the financial condition of Borrower taken as a whole.

              (k) Death or Incapacity. The death or incapacity of Morris S. Young, provided that Agent and Majority Banks reasonably determine, in the good faith exercise of their discretion, that such death or incapacity shall have or be likely to have, in their reasonable judgment, a Material Adverse Effect.

              (l) Dissolution or Liquidation. The dissolution or liquidation of Borrower or any corporate or limited liability company Guarantor; or Borrower or any such entity Guarantor or their respective directors, stockholders or members shall take action seeking to effect the dissolution or liquidation of Borrower or such entity Guarantor.

              (m) Change in Ownership. Any change in ownership during the term of this Agreement which would lead to a change in the management of Borrower; provided, however, that no Event of Default shall be deemed to have occurred under this Section 8.1(m) as a result of a change in the Borrower's management or employees in the ordinary course of business.

              (n) Real Property Transfers. The sale, transfer, hypothecation, assignment or other encumbrance, other than Permitted Liens, whether voluntary, involuntary or by operation of law, without Agent's prior written consent, of all or any part of or interest in any of the Real Property Collateral.

              (o) Cross-Default. A defined event of default under any of the Security Documents, subject to the applicable cure period, if any, provided in such Security Document. The Event of Default under this Section 8.1(o) shall be automatically cured for purposes of this Agreement upon the cure or waiver of the event of default under the Security Documents.

              SECTION 8.2 REMEDIES. During the continuation of any Event of Default (other than an Event of Default referred to in Section 8.1(g) hereof), Agent may, with the consent of the Majority Lenders, or shall, upon written instructions from the Majority Lenders, by written notice to Borrower, (a) terminate the obligations of the Lenders to extend any further credit under any of the Loan Documents, and/or (b) declare all indebtedness of Borrower under the Loan Documents to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower. Upon the occurrence or existence of any Event of Default described in Section 8.1(g) hereof, immediately and without notice, (i) the obligations, if any, of Lenders to extend any further credit under any of the Loan Documents shall automatically cease and terminate, and (ii) all indebtedness of Borrower under the Loan Documents shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower. In addition to the foregoing remedies, during the continuance of any Event of Default, Agent may (i) exercise all of its rights and remedies under any Related Document (to which Agent is a party or is a third party beneficiary) or applicable law; (ii) require the Trustee to declare a default under the Indenture and accelerate the maturity of the Bonds; (iii) require Borrower to deliver and pledge to Agent, as security for Borrower's obligations to Agent and Lenders under this Agreement, cash collateral in the amount of any outstanding but undrawn amounts under the Letter or Credit; (iv) exercise any other right, power or remedy granted to it or the Lenders under any Loan Document or permitted to it or the Lenders by law, either by suit in equity or by action at law, or both; or (v) exercise all or any combination of the remedies provided for in this Section 8.2. Immediately after taking any action under this Section 8.2, Agent shall notify each Lender of such action.


                                   ARTICLE IX
                                    THE AGENT

              SECTION 9.1 AUTHORIZATION AND ACTION. Each Lender hereby irrevocably appoints U.S. Bank as Agent, and authorizes Agent to act as its agent under the Loan Documents and to take such actions on such Lender's behalf and to exercise such powers and perform such duties under the Loan Documents as are expressly delegated to Agent by the terms thereof, together with such other powers as are reasonably incidental thereto. Agent shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Loan Document or otherwise exist against Agent. Notwithstanding anything to the contrary contained herein, Agent shall not be required to take any action which is contrary to any Loan Document or applicable law. Neither Agent nor any Lender shall be responsible to any other Lender for any recitals, statements, representations or warranties made by Borrower contained in any Loan Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document or the Collateral or for any failure by Borrower to perform its respective obligations hereunder or thereunder. Agent may employ agents and attorneys-in-fact and shall not be responsible to any Lender for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Agent nor any of its directors, officers, employees or agents shall be responsible to any Lender for any action taken or omitted to be taken by it or them under any Loan Document or in connection therewith, except for its or their own gross negligence or willful misconduct. Except as otherwise provided under this Agreement, Agent shall take such action with respect to the Loan Documents as shall be directed by the Majority Lenders. Notwithstanding the foregoing, Agent shall have the right, after consultation with Borrower, which consultation shall not be unreasonably withheld or delayed, to change the terms, structure, pricing and/or any amount of any of the Credits, including the right to reallocate the relative principal loan amounts among any of the Term Loans and the Line of Credit, and/or to establish additional Term Loan tranches in the event a syndication of the Credits has not been successfully completed; provided however, that agent shall not have the right to change the aggregate amount of the Credits unless Agent determines in its sole discretion that such change is necessary to ensure a successful syndicate of the Credits.

              SECTION 9.2 RELIANCE BY AGENT. Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telecopy, or telex) or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by or on behalf of the proper person or persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent with reasonable care. As to any matters not expressly provided for by this Agreement, Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Majority Lenders and shall in all cases be fully protected by the Lenders in acting, or in refraining from acting, hereunder or under any other Loan Document in accordance with the instructions of the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

              SECTION 9.3 DEFAULTS. Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless Agent has received a notice from a Lender or Borrower referring to this Agreement, describing such Default and expressly stating that such notice is a "notice of default". If Agent receives such notice of the occurrence of a Default, Agent shall promptly give notice thereof to the Lenders. Agent thereupon shall take such action with respect to such Default as shall be reasonably directed by the Majority Lenders; provided however, that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.

              SECTION 9.4 INDEMNIFICATION. Without limiting the obligations of Borrower hereunder, each Lender agrees to indemnify Agent, ratably in accordance with its Proportionate Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including at any time following payment of such obligations) be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents or any action taken or omitted by Agent under or in connection herewith or therewith; provided however, that no Lender shall be liable for any of the foregoing to the extent they arise from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly on demand for its ratable share of any amounts payable but not paid by Borrower under Section 10.2 hereof. Agent shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by Agent by reason of taking or continuing to take any such action. The agreements in this Section 9.4 shall survive the payment of Borrower's obligations hereunder.

              SECTION 9.5 NON-RELIANCE ON AGENT. Each Lender represents that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as such Lender has deemed appropriate, made its own appraisal of and investigation into the financial condition and affairs of Borrower and decision to enter into this Agreement. Each Lender agrees that such Lender will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Each Lender acknowledges that Agent has not made any representation or warranty to it with respect to the financial condition or affairs of Borrower, any Loan Document or any Collateral, and that no act by Agent hereafter, including any review of any of such matters, shall be deemed to constitute any such representation or warranty by Agent to any Lender. Neither Agent nor any Lender shall be required to keep informed as to the performance or observance by Borrower of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Agent hereunder, neither Agent nor any Lender shall have any duty or responsibility to provide any Lender with any credit or other information concerning Borrower, which may come into the possession of Agent or such Lender, or any of its or their affiliates.

              SECTION 9.6 SUCCESSOR AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving thirty (30) days' written notice thereof to the Lenders, and Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank having a combined capital, surplus and retained earnings of not less than U.S. $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

              SECTION 9.7 EXECUTION OF LOAN DOCUMENTS. Agent is hereby authorized by the Lenders to execute, deliver and perform each of the Loan Documents to which Agent is or is intended to be a party and each Lender agrees to be bound by all of the agreements of Agent contained in the Loan Documents.

              SECTION 9.8 AGENT IN ITS INDIVIDUAL CAPACITY. Agent and its affiliates may make loans to, accept deposits from, own securities of and generally engage in any kind of business with Borrower, as though Agent were not Agent hereunder, without any duty to give notice thereof or account therefor to any Lender. U.S. Bank as a Lender shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" or "Lenders" shall include U.S. Bank in each such capacity.


                                    ARTICLE X
                                  MISCELLANEOUS

              SECTION 10.1 NOTICES. Except as specified otherwise herein, all notices, requests and demands which any party is required or may desire to give to any other party under this Agreement must be in writing, addressed to Agent and each Lender at its address or telecopy number set forth as the "Address for Notices" for Agent or such Lender in Schedule I hereto, and addressed to Borrower at the following address or telecopy number:

Borrower:                      AXT, Inc.
                               4281 Technology Drive
                               Fremont, CA  94538
                               Attn:   Donald Tatzin
                                       Chief Financial Officer/Secretary
                               Telecopier: (510) 438-4793

With a copy to:            Gray Cary Ware & Freidenrich LLP
                           400 Hamilton Avenue
                           Palo Alto, CA  9301
                           Attn: Sally Rau, Esq.
                           Telecopier: (650) 327-3699


or to such other address or telecopy number as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery;
(b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

              SECTION 10.2 COSTS, EXPENSES ATTORNEYS' FEES.

              Except as otherwise set forth herein, Borrower shall pay immediately upon demand: (a) all reasonable costs, fees and expenses, including reasonable attorneys' fees and expenses, incurred by Agent in connection with the preparation, review, execution and delivery of, and the exercise of its duties under, this Agreement and the other Loan Documents, and the preparation of amendments and waivers hereunder and thereunder; (b) all reasonable costs, fees and expenses, including reasonable attorneys' fees and expenses, incurred by Agent and/or Lenders in connection with the enforcement, preservation or protection (or attempted enforcement, preservation or protection) of any rights or remedies of Agent and/or Lenders under this Agreement or any other Loan Document (including in connection with any "workout" or restructuring relating to this Agreement, any Credit, or any bankruptcy or insolvency case involving Borrower; and (c) all reasonable costs, fees and expenses incurred by Agent for appraisals, audits, environmental inspections and reviews, searches and filings in connection with any of the foregoing. As used herein, the term "reasonable attorneys' fees and expenses" shall include, without limitation, allocable costs and expenses of Agent's (or any Lender's, if applicable) in-house legal counsel and staff, and "reasonable costs, fees and expenses" shall include, without limitation, allocable costs, fees and expenses of Agent's (or any Lender's, if applicable) internal appraisal, audit, environmental and other similar services.

              SECTION 10.3 INDEMNIFICATION. To the fullest extent permitted by law, Borrower hereby agrees to protect, indemnify, defend and hold harmless each of the Lenders, Agent, their respective affiliates and each of their respective past and present officers, directors, shareholders, employees, agents, attorneys and affiliates, together with their respective heirs, beneficiaries, executors, administrators, trustees, predecessors, successors and assigns (collectively, "Indemnitees") from and against any liabilities, losses, damages or expenses of any kind or nature and from any suits, claims or demands (including in respect of or for reasonable attorneys' fees and other expenses, including the allocated costs and expenses of internal counsel) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to this Agreement or any other Loan Document, including any use by Borrower of any proceeds of any Credit, except to the extent such liability arises from the Indemnitee's own willful misconduct or gross negligence. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Agent or any Lender believes is covered by this indemnity, Agent or such Lender shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel reasonably satisfactory to Agent or such Lender, as the case may be. Agent or such Lender may also require Borrower to defend the matter. Any failure or delay of Agent or any Lender to notify Borrower of any such suit, claim or demand shall not relieve Borrower of its obligations under this Section 10.3 but shall reduce such obligations to the extent of any increase in those obligations caused solely by an unreasonable failure or delay in providing such notice. If Bank does not require Borrower to defend such action, or if Borrower fails or refuses to defend such action, Bank shall have the right to employ counsel to defend such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be at the expense of Borrower. In addition, Bank shall have the right to employ separate counsel and to participate in the defense of any such action if Bank has been advised by counsel of recognized standing in matters of banking or securities laws that a single lawyer cannot ethically represent both Bank or any other Indemnitee and Borrower. The obligations of Borrower under this Section 10.3 shall survive the payment in full and performance of all Borrower's obligations to Lenders and Agent.

              SECTION 10.4 WAIVERS, AMENDMENTS. Any term, covenant, agreement or condition of this Agreement or any other Loan Document may be amended or waived if such amendment or waiver is in writing and is signed and the Majority Lenders (or by Agent with written consent of the Majority Lenders), Borrower and any other party thereto; provided however, that any amendment, waiver or consent which affects the rights or duties of Agent must be in writing and be signed also by Agent; and provided further, that any amendment, waiver or consent which effects any of the following changes must be in writing and signed by all Lenders (or by Agent with the written consent of all Lenders):

              (a) increases the maximum principal amount available under any Credit or the Borrowing Base;

              (b) extends the maturity date of any Credit;

              (c) reduces the principal of, or interest (including default rate interest) on, any Credit or any fees or other amounts payable for the account of the Lenders hereunder;

              (d) postpones or conditions any date fixed for any payment of the principal of, or interest on, any Credit or any fees or other amounts payable for the account of the Lenders hereunder;

              (e) waives or amends this Section 10.4;

              (f) amends the definition of Majority Lenders or any provision of this Agreement requiring approval of the Majority Lenders or some other specified number or proportion of Lenders;

              (g) changes the voting percentages of the Lenders;

              (h) results in a release of any material part of the Collateral;
or

              (i) increases or decreases the Proportionate Share of any Lender in the Total Commitments (other than through an assignment under Section 10.5 hereof).

Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

              SECTION 10.5 SUCCESSORS AND ASSIGNS.

              (a) Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of Borrower, the Lenders, Agent, all future holders of the Notes and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations under any Loan Document without the prior written consent of Agent and each Lender unless in accordance with Section 7.3. All references in this Agreement to any person or entity shall be deemed to include all successors and assigns of such person or entity.

              (b) Participations. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Credit owing to such Lender, any Note held by such Lender, or any other interest of such Lender under this Agreement and the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, (i) such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance thereof, (iii) such Lender shall remain the holder of any such Note for all purposes under this Agreement, and (iv) Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Participants shall have no rights under this Agreement or any other Loan Document except as provided below. No Lender shall sell any participating interest under which the Participant shall have any rights to vote on any



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amendment or waiver of this Agreement or any other Loan Document; provided however, that a Lender may sell a participating interest under which the Participant shall have the right to vote on any amendment or waiver of this Agreement or any Loan Document requiring the unanimous consent of all Lenders pursuant to Section 10.4 hereof; provided further, however, that any agreement pursuant to which any Lender sells a participating interest to a Participant may require the selling Lender to obtain the consent of such Participant in order for such Lender to agree in writing to any amendment of a type specified in
Section 10.4 hereof not requiring the unanimous consent of all Lenders. No agreement pursuant to which any Lender sells a participating interest to a Participant other than a Lender may permit the participant to transfer, pledge, assign, sell participations in or otherwise encumber its participating interest. Borrower agrees that if amounts outstanding under this Agreement and the other Loan Documents are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the fullest extent permitted by law, be deemed to have the rights of payment (but not including any right of setoff) in respect of its participating interest in amounts owing under this Agreement and any other Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Documents; provided however, that such rights of payment shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 2.10(b) hereof. Borrower also agrees that any Lender which has transferred all or part of its interests in the Credits to one or more Participants shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Lender under Sections 2.11 and 2.13 hereof, as if such Lender had not made such transfer.

              (c) Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time, sell and assign to any Lender, any affiliate of a Lender or any other bank or financial institution (individually, an "Assignee") all or any portion of its rights and obligations under this Agreement and the other Loan Documents (such a sale and assignment to be referred to herein as an "Assignment") pursuant to an Assignment and Assumption Agreement in the form of Exhibit G attached hereto (an "Assignment Agreement"), executed by each Assignee and such assignor Lender (an "Assignor") and delivered to Agent for its acceptance and recording in the Register; provided however, that:

                     (i) each Assignment shall be in a minimum amount of
              $5,000,000; and

                     (ii) without the written consents of Borrower and Agent,
              which consents shall not be unreasonably withheld, no Lender may make any Assignment to any Assignee which is not, immediately prior to such Assignment, a Lender hereunder or an affiliate thereof.

Upon the execution, delivery, acceptance and recording of each Assignment Agreement, from and after the effective date set forth therein, (A) each Assignee thereunder shall be a Lender hereunder with a Proportionate Share as set forth in Section 1 of such Assignment Agreement and shall have the rights, duties and obligations of such a Lender under this Agreement and the other Loan Documents, and (B) the Assignor thereunder shall be a Lender with a Proportionate Share as set forth in Section 1 of such Assignment Agreement, or, if the Proportionate Share of the Assignor has been reduced to 0%, the Assignor shall cease to be a Lender; provided however, that each Assignor shall nevertheless be entitled to the indemnification rights contained in Section 10.3 hereof for any events, acts or omissions occurring before the effective date of its Assignment. Each Assignment Agreement shall be deemed to amend Schedule 1 hereto to the extent necessary to reflect the addition of each Assignee and the resulting adjustment of Proportionate Shares arising from the purchase by each Assignee of all or a portion of the rights and obligations of an Assignor under this Agreement and the other Loan Documents.

              (d) Register. Agent shall maintain at Agent's Office a copy of each Assignment Agreement delivered to and accepted by Agent and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Proportionate Shares of each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent and the Lenders may treat each entity whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

              (e) Registration. Upon its receipt of an Assignment Agreement executed by an Assignor and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate of a Lender, by Borrower and Agent) together with payment by such Assignee to Agent of a registration and processing fee of $3,500.00, Agent shall (i) promptly accept such Assignment Agreement, and (ii) on the effective date of such Assignment record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and Borrower. Agent may, from time to time at its election, prepare and deliver to the Lenders and Borrower a revised Schedule 1 reflecting the names, addresses and respective Proportionate Shares of all Lenders then parties hereto.

              (f) Confidentiality. Without limitation, Agent and the Lenders may disclose the Loan Documents, and any financial or other information relating to Borrower, to each other or to any potential Participant or Assignee; provided, however, that such potential Participant or Assignee shall have agreed in writing to be bound by Section 10.16 hereof prior to such disclosure.

              SECTION 10.6 SETOFF. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, but only with the prior consent of Agent, which consent may be granted or withheld by Agent in its sole and absolute discretion, but without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon the occurrence and during the continuance of a Default or Event of Default, to set-off and apply against any indebtedness, whether matured or unmatured, of Borrower to such Lender, any amount owing from such Lender to Borrower, at or at any time after, the happening of any of the above mentioned events, and as security for such indebtedness, Borrower hereby grants to each Lender a continuing security interest in any and all deposits, accounts or moneys of Borrower then or thereafter maintained with such Lender, subject in each case to Section 2.10(b) hereof. The aforesaid right of set-off may be exercised by such Lender against Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of Borrower or against anyone else claiming through or against Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of a Default or Event of Default. Each Lender agrees promptly to notify Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

              SECTION 10.7 NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of Agent or any Lender to exercise, and no delay in exercising, any right, power, privilege or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. The rights and remedies under the Loan Documents are cumulative and not exclusive of any rights, powers, privileges or remedies that may otherwise be available to the Agent or any Lender.

              SECTION 10.8 ENTIRE AGREEMENT, AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement among Borrower, Agent and Lenders with respect to the Credits and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in a writing signed by each party hereto.

              SECTION 10.9 NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity (other than an Indemnitee) shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

              SECTION 10.10 TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

              SECTION 10.11 SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

              SECTION 10.12 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California (without regard to the conflicts of law rules of such jurisdiction).

              SECTION 10.13 SUBMISSION TO JURISDICTION. EACH OF BORROWER, AGENT AND LENDERS HEREBY: (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND THE FEDERAL COURTS OF THE UNITED STATES SITTING IN THE STATE OF CALIFORNIA FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS; (B) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS; (C) IRREVOCABLY WAIVES (TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT NOW OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY OF THE FOREGOING COURTS, AND ANY OBJECTION ON THE GROUND THAT ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (D) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PERMITTED BY LAW.

              SECTION 10.14 ARBITRATION.

              (a) Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, this Agreement or any of the Related Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to this Agreement or any of the Related Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to this Agreement or any of the Related Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

              (b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in this Agreement or any of the Related Documents; provided, however, that notwithstanding the foregoing or anything to the contrary herein, it is specifically contemplated and agreed by Borrower, Agent and Lenders (and any Participants and Assignees) that the provisions of Section 1283.05 of the California Code of Civil Procedure, as presently in force, be incorporated into and made a part of, and be applicable to, the arbitration agreement set forth in this Section 10.14. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C.
Section 91 or any similar applicable state law.

              (c) No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

              (d) Arbitrator Qualifications and Powers; Awards. Arbitrators must be active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators

(i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

              (e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000 the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (A) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (B) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of California, and (C) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (1) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (2) whether the conclusions of law are erroneous under the substantive law of the state of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of California.

              (f) Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

              (g) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to this Agreement or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of this Agreement any of the Related Documents or any relationship between the parties.

              SECTION 10.15 COUNTERPARTS. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

              SECTION 10.16 CONFIDENTIALITY. No Lender shall disclose to any Person any information with respect to Borrower which is furnished pursuant to this Agreement and the other Loan Documents, except that Agent and Lenders may disclose any such information (a) to their own directors, officers, employees, auditors, counsel and other professional advisors and to their respective affiliates if Agent and Lenders reasonably determine that any such party should have access to the information; (b) if such information is generally available to the public; (c) if required in any report, statement or testimony submitted to any governmental authority having jurisdiction over any Lender; (d) if required in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by counsel (provided, however, that written notice of such disclosure be given to Borrower at least five (5) Business Days prior to such event to allow Borrower to seek a protective order); (e) to comply with any requirement or law applicable to Lenders; (f) to the extent necessary in connection with the exercise of any right or remedy under any Loan Document; (g) to any Participant or Assignee or prospective Participant or Assignee, provided that such Participant or Assignee or such prospective Participant or Assignee agrees in writing to be bound by this Section 10.16 prior to disclosure; or (h) otherwise with the prior written consent of Borrower; provided, however, that any disclosure made in violation of this Agreement shall not affect the obligation of Borrower under this Agreement or the other Loan Documents.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


"BORROWER"                              "AGENT"

AXT, INC., a Delaware corporation       U.S. BANK NATIONAL ASSOCIATION

By:                                     By:
   ---------------------------------       -------------------------------------
Title:                                  Title:
      ------------------------------          ----------------------------------



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